Exhibit 10.15

Execution Version

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

by and among

LANZAJET, INC.

LANZATECH, INC.

MITSUI & CO., LTD.

SUNCOR ENERGY INC.

BRITISH AIRWAYS PLC

and

SHELL VENTURES LLC

TABLE OF CONTENTS

1.	Definitions		3

2.	Voting		10
	2.01	Investor Shares	11
	2.02	Election of Directors	11
	2.03	Board Composition	11
	2.04	Removal of Board Members	12
	2.05	Further Board Member Removal and Replacement Procedures	12
	2.06	No Liability for Election of Recommended Directors	13
	2.07	Board Observers.	13
	2.08	Chairperson; Board and Shareholder Approval Matters; Committees	13
	2.09	Legend	14
	2.10	Other Rights	15
	2.11	Change of Control; Drag Along	15
	2.12	Irrevocable Proxy	16
	2.13	Covenants of the Company	16

3.	Restriction on Transfer		16
	3.01	No Transfer Without Consent	16
	3.02	Change of Control of Investor	17
	3.03	Notice of Transfer	17
	3.04	Company Right of First Refusal	18
	3.05	Stockholder Right of First Refusal	18
	3.06	[* * *]	19

4.	Prohibited Transfers		19
	4.01	Call Option Upon Prohibited Transfer	19
	4.02	Voidability of Transfer	20

5.	Issue of Additional Securities		20
	5.01	First Offer to Investors and Sponsor	20
	5.02	Issuance of Additional Securities	20
	5.03	Exempt Issuances	20

6.	Registration		21
	6.01	Demand Registration	21
	6.02	Piggyback Registrations	23
	6.03	Underwriting	24
	6.04	Form S-3 or Form F-3 Registration	24
	6.05	Expenses of Registration	26
	6.06	Obligations of the Company	26
	6.07	Delay of Registration; Furnishing Information	28
	6.08	Indemnification	29
	6.09	Assignment of Registration Rights	31
	6.10	“Market Stand-Off” Agreement	31
	6.11	Agreement to Furnish Information	32

	6.12	Rule 144 Reporting	32
	6.13	Termination of Registration Rights	32
	6.14	Limitations on Subsequent Registration Rights	33
	6.15	Survival of Covenants	33

7.	Covenants of the Company		33
	7.01	Delivery of Financial Information and Reporting	33
	7.02	Inspection Rights	34
	7.03	Directors’ Liability, Indemnification and Insurance; Successor Indemnification	34
	7.04	Use of Proceeds	35
	7.05	Equity Incentive Plan	35
	7.06	Grant of Sublicense	37
	7.07	Termination of Covenants	35

8.	Covenants of the Parties		35
	8.01	Public Announcements	35
	8.02	Compliance with Applicable Law	36
	8.03	Notice of Certain Events	36
	8.04	Governmental Approvals and Consents	36
	8.05	Amendment to Restated Certificate	37
	8.06	Department of Energy Grants	38
	8.07	Compliance with License Agreement	38

9.	Other Agreements Among the Stockholders		37
	9.01	Additional Cash Investments and Other Fundings	37
	9.02	Non-Solicitation	37
	9.03	Confidentiality and Non-Use Obligations	38

10.	Termination		40
	10.01	Termination	40
	10.02	Effect of Termination	40
	10.03	Buy-Sell	41
	10.04	Winding Up and Liquidation	42

11.	Miscellaneous		42
	11.01	Governing Law	42
	11.02	Submission to Jurisdiction	42
	11.03	Waiver of Jury Trial	42
	11.04	Dispute Resolution	42
	11.05	Indemnification; Limitation on Damages	43
	11.06	Specific Performance	44
	11.07	Expenses	45
	11.08	Notices	45
	11.09	Interpretation	46
	11.10	Severability	47
	11.11	Entire Agreement	47
	11.12	Additional Parties	47
	11.13	Successors and Assigns	48

11.14	No Third-Party Beneficiaries	48
11.15	Amendment or Waiver	48
11.16	Relationship of Parties	48
11.17	Counterparts	48
11.18	Additional Stock	48
11.19	Conflict	49
11.20	Aggregation of Stock	49

LANZAJET, INC.

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This Amended and Restated Stockholders’ Agreement (this “Agreement”) is entered into as of April 2, 2021 (the “Effective Date”), by and among LanzaJet, Inc., a Delaware corporation, with its registered office located at 1209 Orange Street, Wilmington, Delaware 19801 (“Company”), LanzaTech, Inc. a Delaware corporation (“Sponsor”), Mitsui & Co., Ltd., a company organized and existing under the laws of Japan (“Mitsui”), Suncor Energy Inc., a corporation organized and existing under the federal laws of Canada (“Suncor”), British Airways PLC, a company incorporated in England and a subsidiary of International Consolidated Airlines Group, S.A. (“IAG”) and Shell Ventures LLC, a limited liability company governed by the laws of the State of Delaware (“Shell”) (Mitsui, Suncor, IAG and Shell each being an “Investor” and together, the “Investors”; and together with the Company and Sponsor, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, the Company, Sponsor, Mitsui, Suncor and IAG are parties to the Stockholders’ Agreement, dated as of May 28, 2020 (the “Prior Agreement”), and desire to amend and restate the Prior Agreement and accept the rights and obligations provided for under this Agreement in lieu of the rights and obligations provided for under the Prior Agreement and to reflect the addition of Shell as a Party;

WHEREAS, Suncor owns [***]% of the outstanding securities of the Company upon the completion of the Shell Initial Closing;

WHEREAS, Mitsui owns [***]% of the outstanding securities of the Company upon the completion of the Shell Initial Closing;

WHEREAS, IAG owns [***]% of the outstanding securities of the Company upon the completion the Shell Initial Closing;

WHEREAS, Sponsor owns [***]% of the outstanding securities of the Company upon the completion the Shell Initial Closing;

WHEREAS, Shell owns [***]% of the outstanding securities of the Company upon the completion of the Shell Initial Closing;

WHEREAS, the Company desires to construct the Demonstration Facility and engage in research regarding, and to analyze and determine the feasibility of developing, additional potential facilities for the commercial scale production of fuel, including SAF, using, in whole or in part the Licensed IPR and the LanzaTech Technology (each a “Commercial Facility”);

WHEREAS, Shell committed to providing an additional Cash Investment of up to [***] upon the satisfaction of certain conditions as more fully described in the Investment Agreement in order to fund the construction of a Commercial Facility located in the State of Texas, or, subject to the provisions of the Future Development Rights Agreement, any other location agreed by the Board and Shell (the “Shell Commercial Facility”);

WHEREAS, IAG committed to providing an additional Cash Investment of up to [***] upon the satisfaction of certain conditions as more fully described in the Investment Agreement in order to fund the construction of a Commercial Facility located in the United Kingdom, or, subject to the provisions of the Future Development Rights Agreement, any other location agreed by the Board and IAG (the “IAG Commercial Facility”);

WHEREAS, Mitsui committed to providing an additional Cash Investment of up to [***] upon the satisfaction of certain conditions as more fully described in the Investment Agreement in order to fund the construction of a Commercial Facility located in Japan, or, subject to the provisions of the Future Development Rights Agreement, any other location agreed by the Board and Mitsui (the “Mitsui Commercial Facility”);

WHEREAS, Suncor committed to providing an additional Cash Investment of up to [***] upon the satisfaction of certain conditions as more fully described in the Investment Agreement  in order to fund the construction of a Commercial Facility located in continental North America, or, subject to the provisions of the Future Development Rights Agreement, any other location agreed by the Board and Suncor (the “Suncor Commercial Facility” and together with the IAG Commercial Facility, the Shell Commercial Facility and the Mitsui Commercial Facility, the “Investor Commercial Facilities” and each an “Investor Commercial Facility”);

WHEREAS, the Company has entered into (a) the Pre-Paid Offtake Option Agreement (the “Pre-Pay Offtake Option Agreement”), dated as of May 28, 2020, with All Nippon Airways Co., Ltd (the “Pre-Pay Offtaker”) under which the Pre-Pay Offtaker has pre-paid for SAF and receives a priority offtake right to SAF produced at the Demonstration Facility and/or an Investor Commercial Facility as applicable (the “Pre-Pay Offtake Right”), and (b) the Pre-Pay Demonstration Offtaker Agreement (the “Pre-Pay Demonstration Offtaker Agreement”) dated as of May 28, 2020, with the Pre-Pay Offtaker under which the Pre-Pay Offtaker shall receive the benefit of the Pre-Pay Offtake Right to SAF produced at the Demonstration Facility;

WHEREAS, subject to the terms of the Future Development Rights Agreement and the Pre-Pay Offtake Option Agreement, in the event that there is a Subsequent Closing in respect of an Investor, the applicable SPV for such Investor Commercial Facility that is constructed may enter into an offtake agreement, based on the Form Offtake Agreement, with such changes as to reflect matters specifically applicable to such SPV and otherwise satisfactory to the applicable SPV, with the Pre-Pay Offtaker (each, a “Pre-Pay Commercial Offtaker Agreement”), under which [***];

WHEREAS, in accordance with, and subject to, the provisions of the Future Development Rights Agreement, the Sponsor has an option to enter into offtake agreements based on the Form Offtake Agreement, and otherwise reasonably satisfactory to the parties thereto (each a “Sponsor Offtake Agreement”), for the purchase of up to [***] of the SAF produced from the Demonstration Facility and each Commercial Facility solely for the purposes of supporting the Sponsor Pre-Existing Offtake Obligations (the “Sponsor Offtake Right”);

WHEREAS, in accordance with, and subject to, the provisions of the Future Development Rights Agreement, each Investor has an option to enter into an offtake agreement based on the Form Offtake Agreement, and otherwise reasonably satisfactory to the parties thereto, for the purchase of up to its proportionate share of SAF production from the Demonstration Facility in excess of any production needed to satisfy the Pre-Pay Offtake Right and the Sponsor Offtake Right;

WHEREAS, in accordance with, and subject to, the provisions of the Future Development Rights Agreement, each Investor has an option to enter into an offtake agreement based on the Form Offtake Agreement, and otherwise reasonably satisfactory to the parties thereto (an “Investor Commercial

Offtake Agreement”), for the purchase of [***] of SAF production from its respective Investor Commercial Facility [***];

WHEREAS, the Parties have a mutual interest in developing and promoting competitive markets for SAF and protecting and optimizing the value of the Company’s proprietary technology (including the Licensed IPR and the LanzaTech Technology; and

WHEREAS, certain of the Parties have entered into other agreements, as identified in the Investment Agreement.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

AGREEMENT

1.Definitions.

Capitalized terms used herein and not otherwise defined in this Agreement shall have the respective meanings set forth in this Section.

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena, or investigation of any nature, civil, criminal, administrative, regulatory, or otherwise, whether at law or in equity.

“Affected Party” has the meaning set forth in Section 3.06.

“Affiliate” of a Person means any other person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person.  For purposes of the definition of Affiliate, none of the Stockholders shall be deemed to be Affiliates of the Company.

“Agreement” has the meaning set forth in the Preamble.

“Approved Sale” has the meaning set forth in Section 2.11(a).

“Battelle Agreement” means that certain Exclusive Patent License Agreement between the Sponsor and Battelle Memorial Institute, dated September 13, 2018, as amended by that certain Letter Amendment 1, dated January 13, 2020, and as clarified by that certain Letter regarding the Exclusive Patent License Agreement (Agreement Number [***]), dated April 24, 2020.

“Battelle IPR” has the meaning set forth in the License Agreement.

“Board” means the board of directors of the Company, as constituted from time to time.

“Business” means the (a) production, sale and marketing of SAF; (b) design, construction and operation of the Demonstration Facility; (c) research, analysis and determination of the feasibility of developing any Commercial Facility and the establishment of special purpose vehicles for the design construction and operation of any Investor Commercial Facility, if required; (d) research, developing, improving and innovating the Company’s technology, know-how and other intellectual property rights, including the Licensed IPR and LanzaTech Technology licensed to the Company pursuant to the License Agreement; (e) licensing  of the Company’s technology, know-how and other intellectual property rights, including sublicensing of the Licensed IPR and LanzaTech Technology licensed to the Company pursuant to the License Agreement, to Independent Third Parties for the development of Commercial Facilities, (f) development of alternative feedstocks, and (g) such other undertakings of the Company approved by the Board from time to time.

“Business Day” means any day except Saturday, Sunday, or any other day on which commercial banks located in New York, New York, Calgary, Alberta, Tokyo, Japan, or London, England, are authorized or required by Law to be closed for business.

“Call Conditions” means the relevant conditions precedent to the Tranche 2 Cash Investment to be made by an Investor as described in Section 4.03 of the Investment Agreement.

“Cash Investment” means, collectively, the Tranche 1 Cash Investment and Tranche 2 Cash Investment.

“Class B Common Stock” has the meaning given such term in the Restated Certificate.

“CEO Director” has the meaning set forth in Section 2.03(f).

“Commercial Facility” has the meaning set forth in the Recitals.

“Commercial Offtake Agreement” means any agreement for the offtake of SAF from a Commercial Facility, including any Pre-Pay Commercial Offtaker Agreements, any Sponsor Offtake Agreement relating to any Commercial Facility and any Investor Commercial Offtake Agreement.

“Common Stock” has the meaning set forth in Section 2.01.

“Company” has the meaning set forth in the Preamble.

“Compensation Committee” has the meaning set forth in Section 2.08(c)(ii).

“Competitor” means any Person that is an Indirect Competitor or a Direct Competitor, provided that (i) Mitsui shall not be a Direct Competitor unless [***], and (ii) no Investor shall be a Competitor if [***].

“Confidential Information” means all information of any nature and in any form, including, in writing or orally or in a visual or electronic form or in a magnetic or digital form, that a Party or its Affiliates, licensors, or licensees, provides or makes available to another Party or its Affiliates in connection with or as a result of entering into the Transaction Agreements, including any such information relating directly or indirectly to: (a) the Trade Secrets and other confidential or proprietary information (including ideas, know-how, processes, methods, techniques, research and development, source code, drawings, specifications, layouts, designs, formulae, algorithms, compositions, industrial models, architectures, plans, proposals, technical data, financial, business and marketing plans and proposals, customer and supplier lists, and price and cost information) belonging to a Party, including the Licensed IPR and the LanzaTech Technology; (b) financial, business and economic information (including projections, forecasts, marketing and financial plans and business plans); (c) proprietary, unpublished data and documents describing inventions, secret processes, technical information, methods, research and other know-how; (d) concepts, strategies and other aspects of brand positioning; (e) a Party’s business or assets, including any information provided to another Party pursuant to the terms of any of the Transaction Agreements;

or (f) (i) the provisions of this Agreement, or any other Transaction Agreement, or any transactions contemplated herein and therein and (ii) the discussions or negotiations in respect of this Agreement or any other Transaction Agreement; provided, that Confidential Information shall not include (x) any information that at the date of disclosure by or on behalf of a Party is publicly known or at any time after that date becomes publicly known, in each case, through no fault of the Party to whom such information was disclosed; (y) any information that the receiving Party can demonstrate was in its possession without confidentiality obligations owed, directly or indirectly, to the disclosing Party or any of its Affiliates prior to the time that it was disclosed to it by another Party or was disclosed to it after such time by a third party that did not owe a duty of confidentiality, directly or indirectly, to the disclosing Party or any of its Affiliates; provided, that the receiving party has no reason to believe that the source of such information was bound by a confidentiality agreement with the disclosing Party or any of its Affiliates with respect to such information, or otherwise prohibited from transmitting the information to the receiving party by a contractual, legal or fiduciary obligation; or (z) any information that is independently developed by the receiving Party without any use of or reference to the Confidential Information of the disclosing Party, except that the Licensed IPR and LanzaTech Technology will be and remain Confidential Information of Sponsor even if independently developed by another Party.

“Control” shall mean, when used with respect to any specified person, the power to direct or cause the direction of the management or policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Damaged Party” has the meaning set forth in Section 11.05(a).

“Demonstration Facility” means the LanzaTech Freedom Pines Biorefinery in Soperton, Georgia, USA, anticipated to produce [***], described further in the recitals of the Investment Agreement.

“Direct Competitor” means any Person engaged, directly or indirectly, in a Directly Competitive Activity, provided that [***].

“Directly Competitive Activity” means [***].

“Dispute” means any dispute, controversy or claim (of any and every kind or type, whether based on contract, tort, statute, regulation, or otherwise) arising out of, relating to, or connected with this Agreement or any of the other Transaction Agreements or the operations carried out under this Agreement or any of the other Transaction Agreements, including any dispute as to the construction, validity, interpretation, enforceability or breach of this Agreement or any of the other Transaction Agreements.

“DOE Grants” has the meaning set forth in Section 8.06.

[***]

“Equity Incentive Plan” has the meaning set forth in Section 7.05.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form Offtake Agreement” means the form offtake agreement for the offtake of SAF from the Demonstration Facility or any Investor Commercial Facility to be agreed upon by the Parties.

“Future Development Rights Agreements” means that certain Amended and Restated Future Development Rights Agreement entered into by Sponsor, the Company, Mitsui, Suncor, IAG and Shell on the date hereof.

“Governmental Authority” means any federal, state, provincial, local, or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations, or orders of such organization or authority have the force of law), or any arbitrator, court, or tribunal of competent jurisdiction.

“IAG” has the meaning set forth in the Preamble.

“IAG Commercial Facility” has the meaning set forth in the Investment Agreement.

“IAG Designee” has the meaning set forth in Section 2.03(a).

“IAG Initial Closing” has the meaning set forth in Section 5.03(c).

“IAG Tranche 1 Cash Investment” means IAG’s purchase of 10,000,000 shares of Common Stock from the Company at a purchase price of $1.00 per share in connection with the IAG Initial Closing.

“IAG SPV” means a subsidiary of IAG that will design, construct and operate the IAG Commercial Facility.

“Independent Director” has the meaning set forth in Section 2.03(g).

“Independent Third Party” means, with respect to a Party, any Person who is not an Affiliate of such Party and otherwise does not have a material relationship with such Party.

“Indirect Competitor” means any Person that is engaged, directly or indirectly, in an Indirectly Competitive Activity, provided that [***].

“Indirectly Competitive Activity” means engaging in the production, for an entity’s own account, whether for use by such entity or for sale to third parties, of SAF [***].

“Initial Closing” means the closing of the Tranche 1 Cash Investment and Sponsor Tranche 1 Contributions, described further in Section 3.03 of the Investment Agreement.  The Initial Closing was effected May 28, 2020.  Neither the IAG Initial Closing nor the Shell Initial Closing shall be considered as the or an Initial Closing for purposes of this Agreement.

“Initial Offering” has the meaning set forth in Section 6.

“Injunctive Relief” has the meaning set forth in Section 11.04(b).

“Investment Agreement” means that certain Amended and Restated Investment Agreement entered into by the Parties on  April 2, 2021, pursuant to which the Sponsor and the Investors invested in the Company and pursuant to which each Investor agreed to make an additional Cash Investment in the relevant SPV on the terms and subject to the conditions set forth therein.

“Investor Commercial Facility” has the meaning set forth in the Recitals.

“Investor Commercial Offtake Agreement” has the meaning set forth in the Recitals.

“Initial Press Release” has the meaning set forth in Section 8.01.

“Investors” has the meaning set forth in the Preamble.

“Joinder Agreement” has the meaning set forth in Section 5.02.

“LanzaTech IPR” has the meaning set forth in the License Agreement.

“LanzaTech Technology” has the meaning given such term in the License Agreement.

“Law” means any statute, law, ordinance, regulation, rule, code, constitution, treaty, common law, judgment, decree, other requirement, or rule of law of any Governmental Authority.

“Legend” has the meaning set forth in Section 2.09(a).

“License Agreement” means that certain License Agreement by and between the Company and the Sponsor dated as of May 28, 2020, pursuant to which the Sponsor licensed to the Company the Licensed IPR and delivered to the Company the LanzaTech Technology in exchange for shares of Common Stock of the Company.

“Licensed IPR” means the Battelle IPR and the LanzaTech IPR, each as defined in the License Agreement.

“Liquidation Requisite Holders” has the meaning set forth in the Restated Certificate.

“Mitsui” has the meaning set forth in the Preamble.

“Mitsui Commercial Facility” has the meaning set forth in the Recitals.

“Mitsui Designee” has the meaning set forth in Section 2.03(b).

“Mitsui Total Commercial Facility Nominal SAF Available” means the total nominal SAF available from a Mitsui Commercial Facility.

“Mitsui SPV” means a subsidiary of Mitsui that will design, construct and operate the Mitsui Commercial Facility.

“Nonparticipating Investor” has the meaning set forth in Section 2.05(a).

“Notice of Transfer” has the meaning set forth in Section 3.03.

“Party” and “Parties” have the respective meanings set forth in the Preamble.

“Permitted Transfer” has the meaning set forth in Section 3.01(a).

“Permitted Transferee” has the meaning set forth in Section 3.01(a).

“Permitted Transferor” has the meaning set forth in Section 3.01(a).

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

“Pre-Pay Commercial Offtaker Agreement” has the meaning set forth in the Recitals.

“Pre-Pay Demonstration Offtaker Agreement” has the meaning set forth in the Recitals.

“Pre-Pay Offtake Right” has the meaning set forth in the Recitals.

“Pre-Pay Offtake Option Agreement” has the meaning set forth in the Recitals.

“Pre-Pay Offtaker” has the meaning set forth in the Recitals.

“Prior Agreement” has the meaning set forth in the Recitals.

“Prohibited Transaction” has the meaning set forth in Section 4.01.

“Put Option” has the meaning set forth in Section 10.03(a).

“Put Option Exercise Price” has the meaning set forth in Section 10.03(a).

“Put Option Holder” has the meaning set forth in Section 10.03(a).

“Put Option Notice” has the meaning set forth in Section 10.03(b).

“Put Option Stock” has the meaning set forth in Section 10.03(a).

“Registrable Securities” has the meaning set forth in Section 6.

“Replacement Director” has the meaning set forth in Section 3.02.

“Representatives” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants, and other agents of such Person or its Affiliates.  Upon the consent of Sponsor, any such consent not to be unduly withheld, delayed or conditioned, Representatives shall be deemed to include potential third party partners and potential third party lenders with respect to a Commercial Facility.

“Restated Certificate” means the Second Amended and Restated Certificate of the Company.

“SAF” means sustainable aviation fuel.

“Selling Stockholder” has the meaning set forth in Section 3.03.

“Services Agreement” means that certain Services Agreement by and between the Company and the Sponsor substantially in the form attached as Exhibit E to the Investment Agreement.

“Shell” has the meaning set forth in the Preamble.

“Shell Commercial Facility” has the meaning set forth in the Recitals.

“Shell Designee” has the meaning set forth in Section 2.03(d).

“Shell Initial Closing” has the meaning set forth in Section 5.03(c).

“Shell SPV” means a subsidiary of Shell that will design, construct and operate the Shell Commercial Facility.

“Shell Tranche 1 Cash Investment” means Shell’s purchase of [***] shares of Common Stock from the Company at a purchase price of $[***] per [***] in connection with the Shell Initial Closing.

“Special Registration Statement” has the meaning set forth in Section 6.02.

“Sponsor” has the meaning set forth in the Preamble.

“Sponsor Designee” has the meaning set forth in Section 2.03(e).

“Sponsor Mitsui Commercial Facility Option” means a Sponsor Offtake Agreement, pursuant to which the Sponsor shall be entitled to purchase up to the Sponsor Offtake Right of the Mitsui Total Commercial Facility Nominal SAF Available from each Mitsui Commercial Facility, subject to certain adjustments as will be set forth in such Sponsor Offtake Agreement and otherwise on the terms and subject to the conditions set forth therein.

“Sponsor Offtake Agreement” has the meaning set forth in the Recitals.

“Sponsor Offtake Right” has the meaning set forth in the Recitals.

“Sponsor Pre-Existing Offtake Obligations” has the meaning set forth in the Future Development Rights Agreement.

“SPV” means each of the IAG SPV, Shell SPV, Mitsui SPV and the Suncor SPV and any other Person incorporated or formed in order to design, construct and operate an Investor Commercial Facility as approved by the Board.

“Stockholder” means each of Mitsui, Suncor, the Sponsor and any additional parties that become Party to this agreement pursuant to Section 11.12.

“Stockholder Independent Director” has the meaning set forth in Section 3.02.

“Stockholder Shares” has the meaning set forth in Section 2.01.

“Stockholder Stock” has the meaning set forth in Section 3.03.

“Sublicense” means the sublicense between the Company and each Investor, to become effective on the completion of a Tranche 2 Cash Investment in accordance with the provisions of the Investment Agreement, providing for a sublicense to the Investor of the LanzaTech Technology and Licensed IPR, substantially in the form of Schedule A to the Future Development Rights Agreement.

“Sublicensee” has the meaning set forth in the License Agreement.

“Subsequent Announcement” has the meaning set forth in Section 8.01.

“Subsequent Closing” means the date that a Tranche 2 Cash Investment is made by an Investor.

“Subsequent Closing Date” means the date that a Subsequent Closing is to occur.

“Suncor” has the meaning set forth in the Preamble.

“Suncor Commercial Facility” has the meaning set forth in the Recitals.

“Suncor Designee” has the meaning set forth in Section 2.03(c).

“Suncor SPV” means a subsidiary of Suncor that will design, construct and operate the Suncor Commercial Facility.

“Third Party” has the meaning set forth in Section 3.03.

“Third Party Claim” has the meaning set forth in Section 11.05(a).

“Third Party Offer” has the meaning set forth in Section 3.03.

“Trade Secrets” means any information qualifying as a trade secret under either 18 U.S.C § 1839 or the laws of the State of New York.

“Tranche 1 Cash Investment” means the initial cash investment each Investor made to the Company in consideration for the Company’s issuance of Common Stock on the terms and subject to the conditions set forth in the Investment Agreement.

“Tranche 2 Cash Investment” means the additional Cash Investment of [***] that Mitsui, Suncor, IAG and Shell agreed to make to the Mitsui SPV, Suncor SPV, IAG SPV and Shell SPV, respectively, on the terms and subject to the conditions set forth in the Investment Agreement and this Agreement.

“Tranche 2 Notice” means the Board’s written notice to an Investor stating (a) that all of the Call Conditions to a Subsequent Closing are either satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Subsequent Closing Date) and (b) the amount of such Tranche 2 Cash Investment to be made by such Investor. For the avoidance of doubt, no Tranche 2 Notice shall be valid unless the Investor to which such Tranche 2 Notice is delivered shall have requested such Tranche 2 Notice in accordance with the terms and conditions set forth in the Investment Agreement.

“Transaction Agreements” has the meaning set forth in the Investment Agreement.

“Transfer” shall mean to sell, transfer, assign, pledge, hypothecate or otherwise dispose of Stockholder Stock (or any interest therein, including any economic, voting or other rights attaching or relating thereto), directly or indirectly, voluntarily or involuntarily and with or without consideration. For purposes of this definition, the phrase “directly or indirectly” includes transfers of the equity interests of the applicable person’s direct and indirect parent entities causing a change of Control.

“Triggered Security Option” has the meaning set forth in Section 3.06.

2.Voting.

2.01Investor Shares.  The Stockholders each agree to hold all shares of common stock of the Company (“Common Stock”) and securities convertible into, exchangeable for or exercisable for shares of Common Stock, registered in their respective names or beneficially owned by them or over which they exercise voting control as of the date hereof and any and all other securities of the Company legally or beneficially acquired or over which they acquire voting control after the date hereof (hereinafter collectively referred to as the “Stockholder Shares”) subject to, and in accordance with, the provisions of this Agreement.

2.02Election of Directors.  Each Party agrees to vote, or cause to be voted, all Stockholder Shares owned by such Party, or over which such Party has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that the size of the Company’s Board shall be set and remain at eight (8) directors.

2.03Board Composition. Subject to Section 2.02, Section 2.05, Section 2.07 and Section 3.02, each Party agrees to vote, or cause to be voted, all Stockholder Shares owned by such Party, or over which such Party has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of the stockholders, the following persons shall be elected to the Board:

(a)One person designated from time to time by IAG (the “IAG Designee”), for so long as such Party and its Affiliates continue to own beneficially at least [***]  shares of Common Stock (which number is subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like);

(b)One person designated from time to time by Mitsui (the “Mitsui Designee”) for so long as such Party and its Affiliates continue to own beneficially at least [***] shares of Common Stock (subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like), [***];

(c)One person designated from time to time by Suncor (the “Suncor Designee”), for so long as such Party and its Affiliates continue to own beneficially at least [***] shares of Common Stock (subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like) [***].

(d)One person designated from time to time by Shell (the “Shell Designee”) for so long as such Party and its Affiliates continue to own beneficially at least [***] shares of Common Stock (subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like), [***].

(e)Two individuals designated from time to time by Sponsor (the “Sponsor Designee”), for so long as such Party and its Affiliates continue to own beneficially at least [***] shares of Common Stock (subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like), [***];

(f)The Company’s Chief Executive Officer (the “CEO Director”), [***], provided that if for any reason the CEO Director shall cease to serve as the Chief Executive Officer of the Company, each of the Stockholders shall promptly vote their respective Stockholder Shares (i) to remove the former Chief Executive Officer of the Company from the Board if such person has not resigned as a member of the

Board; and (ii) to elect such person’s replacement as Chief Executive Officer of the Company as the new CEO Director; and

(g)The directors, other than the CEO Director, by majority vote, shall designate one independent director who must not be affiliated with any stockholder of the Company (the “Independent Director”), [***], provided, however, that if no candidate is approved by majority vote of the directors, as aforesaid, then the four directors nominated by the Investors may, by simple majority of those directors, designate the Independent Director, and provided, further, that any Independent Director shall be removed if, and for so long as the Stockholders permit another Person, designated by another party to be appointed the Board, and such director is duly elected.

2.04Removal of Board Members.

(a)Upon the request of any Party entitled to designate a director as provided in Sections 2.03(a)-(e) to remove such director, each Party agrees to vote, or cause to be voted, all Stockholder Shares owned by such Party, or over which such Party has voting control, to remove such director.

(b)Any vacancies created by the resignation, removal or death of a director elected pursuant to Sections  2.03(a)-(e) shall be filled pursuant to the provisions of Sections 2.03 and 2.05.

(c)All Stockholders agree to execute any written consents required to perform the obligations of Sections 2.02-2.05, and the Company agrees at the request of any Person or group entitled to designate directors to call a special meeting of Stockholders for the purpose of electing or removing directors.

2.05Further Board Member Removal and Replacement Procedures.

(a)If (i) an Investor fails to comply with its obligations pursuant to Article IV of the Investment Agreement following its receipt of a duly issued Tranche 2 Notice [***], (ii) such Investor declares or provides notice that it will not or does not intend to comply with its obligations pursuant to Article IV of the Investment Agreement upon receipt of a duly issued Tranche 2 Notice, or (iii) an Investor does not complete its Tranche 2 Cash Investment on or prior to [***] (the “Nonparticipating Investor”), then the Nonparticipating Investor shall cause the director designated by such Nonparticipating Investor to resign and such Nonparticipating Investor’s right to designate a director pursuant to this Agreement shall terminate; provided, that if such director designated by such Nonparticipating Investor has not resigned within [***] of the designating Investor being a Nonparticipating Investor, the director may be removed by unanimous vote of the remaining directors.

(b)If (i) a director designated by an Investor is removed or resigns in accordance with Section 2.05(a), (ii) a Stockholder no longer has the right to appoint a director designee in accordance with Section 2.03, (iii) a Stockholder, pursuant to Section 2.07, elects to designate an observer in lieu of designating a director pursuant to Section 2.02 or (iv) a director is removed or resigns in accordance with Section 3.02 and no Stockholder Independent Director is appointed to replaced such removed or resigning director, then the remaining directors other than the CEO Director and the Independent Director(s), by majority vote, may designate an additional independent director who must not be affiliated with any Stockholder, provided that if no candidate is approved by majority vote of such directors, then the remaining directors nominated by the Investors may designate the independent director; provided, however, that in addition to the foregoing, in the case of removal in accordance with Section 2.05(a) the

Nonparticipating Investor may, subject to Section 2.07 below, then designate an observer to the Board, which observer shall be subject to the observer restrictions and limitations set forth in Section 2.07.

(c)For the avoidance of doubt, the remedies available to the Company and its directors presented in this Section 2.05 shall be the sole and exclusive remedies available to the Company in the event of a Nonparticipating Investor.

2.06No Liability for Election of Recommended Directors. No Stockholder, nor any Affiliate of any Stockholder, shall have any liability as a result of designating a person for election as a director for any act or omission by such designated person in his or her capacity as a director of the Company, nor shall any Stockholder have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

2.07Board Observers.  Any Stockholder who is otherwise entitled to designate a director for election to the Board, may instead designate an individual whom the Company shall invite to attend all meetings of the Board, or any committee thereof, in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors or committee members, as applicable; provided, however, that such representative shall agree to hold in confidence and trust all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Stockholder or its representative is, or is an Affiliate of, a Competitor.

2.08Chairperson; Board and Shareholder Approval Matters; Committees.

(a)Chairperson.  The Chairperson of the Board shall be one of the two Sponsor Designees, as selected by Sponsor.  The Chairperson of the Board shall not have a “casting vote” or any other special authority to resolve any deadlock among the Board.

(b)Board and Shareholder Approval of Certain Matters.  The Company hereby covenants and agrees with each of the Stockholders that:

(i)except for any transaction contemplated by the Transaction Agreements, any transaction material to the Company (as defined by the accounting standards applied by the Company) submitted to the Board that is between the Company and a holder of Common Stock and any (i) material amendment or modification or (ii) waiver of any material right, declaration of default or the exercise of remedies in connection with such election, election to default, extension, renewal, termination, rescission, initiation (or any actions with respect to a dispute following the initiation) of formal dispute proceedings with a holder of Common Stock, shall, in addition to any other required approvals, require approval of a majority of the disinterested directors of the Board, and any such material transaction, amendment, modification, election, extension, renewal, termination, rescission, initiation or dispute entered into, or authorized, without such consent or vote shall be null and void ab initio, and of no force or effect; and

(ii)the provisions set forth in the Restated Certificate shall apply mutatis mutandis with respect to any approvals required to be obtained before the Company may take specified actions.

(c)Committees.

(i)Generally.  Any committees of the Board established by the Company or the Board shall be comprised of no less than three (3) members, but may be larger as determined by the Board.

(ii)Compensation Committee. The Board shall maintain a compensation committee (the “Compensation Committee”) to administer the Company’s equity investment plans and all grants made under any such plans. The Board shall reserve an aggregate of [***] shares of the Company’s [***] Stock for issuance under the equity incentive plans.

(iii)Audit Committee. The Board shall maintain an audit committee (the “Audit Committee”) to oversee the Company’s financial reporting and audit processes.

(iv)Other Committees. The Board may establish other committees as it determines appropriate.

(d)Board Meetings.  Unless otherwise determined by the vote of a majority of the directors then in office, the Board shall meet at least quarterly in accordance with an agreed-upon schedule. Subject to applicable Law, all directors shall be given no less than seven (7) days’ prior notice of any meeting of the Board, and shall be entitled to attend any meeting of the Board by means of remote communication.  The attendance of a director at a meeting of the Board shall constitute a waiver of notice of such meeting, unless the director, at the beginning of such meeting, or promptly upon such director’s arrival, objects to holding the meeting or transaction any business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

(e)Board Approval Requirements.  The provisions of the Restated Certificate shall apply mutatis mutandis with respect to quorum requirements for the transaction of business at a meeting of the Board.

2.09Legend.

(a)If the Company issues share certificates to Stockholders, there shall be imprinted or otherwise placed, on certificates representing the Stockholder Shares the following restrictive legend (the “Legend”):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS’ AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY.  ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT.  A COPY OF SUCH STOCKHOLDERS’ AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

(b)The Company agrees that, during the term of this Agreement, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance or otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Stockholder Shares theretofore represented by a certificate carrying the Legend.  If at any time or from time to time any Stockholder holds any certificate representing shares of the Company’s capital stock not bearing the aforementioned legend, such Stockholder agrees to deliver such certificate to the Company promptly to have such legend placed on such certificate.

2.10Other Rights.  Except as provided by this Agreement, each Stockholder shall exercise the full rights of a holder of shares of the Company with respect to the Stockholder Shares.

2.11Change of Control; Drag Along .

(a)Subject to Sections 3.03, 3.04 and 3.05, in the event that the Board, Sponsor and at least [***] of the Investors holding at least [***] shares of Common Stock (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof), if any,  approve a sale of the Company (as described in (i) or (ii) of this Section 2.11(a)) to any proposed third party (or parties) who has made a bona fide, legally binding offer on arm’s length terms, (i) if the sale is structured as a merger or consolidation of the Company, or a sale of all or substantially all of the Company’s assets, each Stockholder, agrees to be present, in person or by proxy, at all meetings for the vote thereon, to vote all shares of capital stock held by such person for, and raise no objections to, such sale, and waive and refrain from exercising any dissenters rights, appraisal rights or similar rights in connection with such merger, consolidation or asset sale, or (ii) if the sale is structured as a sale of the stock in which in excess of fifty percent (50%) of the Company’s voting power is transferred, each Stockholder shall agree to sell their Stockholder Shares on the terms and conditions of the sale; provided in each case that (x) such terms meet the requirements set forth in Section 2.11(b) and (y) such terms do not provide that such Stockholder would receive as a result of such sale less than the amount that would be distributed to Stockholder in the event the proceeds of such sale of the Company were distributed in accordance with the liquidation preferences set forth in the Restated Certificate (as may be amended, supplemented, or modified) (as described in (i) or (ii) of this Section 2.11(a), such sale being, an “Approved Sale”).  Subject to the foregoing and Section 2.11(b) below, the Stockholders shall each take all necessary and desirable actions approved by the requisite Stockholders in connection with the consummation of the Approved Sale, including the execution of such agreements and such instruments and other actions reasonably necessary to (I) provide limited representations, warranties, indemnities and covenants in accordance with Section 2.11(b) below and (II) effectuate the allocation and distribution of the aggregate consideration upon the Approved Sale.  Notwithstanding anything to the contrary herein, if any Stockholder or an entity related to or controlled by or in common control with such Stockholder has any financial or other commercial interest in the Approved Sale, the obligations pursuant to this Section 2.11 shall not apply unless the holders of a majority of the outstanding Common Stock held by disinterested holders, shall have approved the Approved Sale.

(b)Notwithstanding the provisions set forth in Section 2.11(a) of this Agreement, the obligation of each of the Stockholders (solely with respect to Section 2.11(b)) to vote in favor of, consent to, raise no objection to and/or participate fully in any of the transactions described in Section 2.11(a) shall be subject to the satisfaction of each of the following conditions:

(i)Upon the consummation of an Approved Sale, each holder of Common Stock will receive the same amount of consideration per share of Common Stock as is received by other holders in respect of their shares of Common Stock;

(ii)The Stockholders shall not be required to accept consideration in an Approved Sale other than cash;

(iii)The only representations, warranties or covenants that each of the Stockholders shall be required to make in connection with an Approved Sale are representations and warranties with respect to his, her or its own ownership of the Company’s securities to be sold or disposed of by him, her or it and his, her or its ability to convey title thereto free and clear of liens, encumbrances or adverse claims and reasonable covenants regarding confidentiality, publicity and similar matters.  The Stockholders shall not be liable for the inaccuracy of any representation or warranty made by any other person or entity other than the Company in connection with the Approved Sale (except to the extent such funds are paid from an escrow account set aside for such purposes). The liability of the Stockholders shall be several and not joint with any other person;

(iv)[***]; and

(v)Other than with respect to fraud by such Stockholder, the maximum liability of each Stockholder in connection with the Approved Sale shall be limited to [***].

2.12Irrevocable Proxy.  To secure the Stockholders’ obligations to vote the Stockholder Shares in accordance with this Agreement, each Stockholder hereby appoints the Chief Executive Officer of the Company, or its designees as such Stockholder’s true and lawful proxy and attorney, with full power of substitution, to vote all of such Stockholder’s Stockholder Shares as set forth in this Agreement and to execute all appropriate instruments consistent with this Agreement on behalf of such Stockholder if, and only if, such Stockholder fails to vote all of such Stockholder’s Stockholder Shares or execute such other instruments in accordance with the provisions of this Agreement within [***] of the Company’s or any other Party’s written request for such Stockholder’s written consent or signature.  The proxy and power granted by each Stockholder pursuant to this Section are coupled with an interest and are given to secure the performance of such Party’s duties under this Agreement.  Each such proxy and power will be irrevocable for the term hereof.  The proxy and power, so long as any party hereto is an individual, will survive the death, incompetency and disability of such party or any other individual holder of Stockholder Shares and, so long as any party hereto is an entity, will survive the merger or reorganization of such party or any other entity holding any Stockholder Shares.

2.13Covenants of the Company.  The Company agrees to use its reasonable efforts, within the requirements of applicable Law, to ensure that the rights granted hereunder are effective and that the Parties hereto enjoy the benefits thereof.  Such actions include, without limitation, the use of the Company’s reasonable efforts to cause the nomination and election of the directors as provided above, by causing a meeting of stockholders to be held or by causing a written consent of the relevant stockholders to be circulated.  The Company will not, by any intentional and voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the Stockholders holding a majority of the outstanding shares of Common Stock held by the Stockholders.

3.Restriction on Transfer

3.01No Transfer Without Consent.

(a)Except as otherwise explicitly contemplated in the Transaction Agreements and subject to Section 3.03 below, each Stockholder agrees that it will not, directly or indirectly, make any Transfer of, or create, incur, or assume any encumbrance with respect to, any Common Stock prior to

[***], 2026 without the prior consent of all of the disinterested directors of the Board, other than a Transfer of all (but not less than all) of its rights and benefits arising under this Agreement to an Affiliate of such Stockholder (such Affiliate, a “Permitted Transferee”).  A Transfer (a “Permitted Transfer”) to a Permitted Transferee by a Stockholder (such Stockholder, the “Permitted Transferor”) shall be valid only upon execution by such Permitted Transferee of an agreement, reasonably acceptable to the Company, to be bound by and subject to the terms of this Agreement as applicable to the Permitted Transferor.  Upon execution and delivery of such agreement, the Permitted Transferee shall be deemed to be party hereto as if such Permitted Transferee were the Permitted Transferor, and such Permitted Transferee’s signature appeared on the signature pages of this Agreement, and the references in this Agreement to the Permitted Transferor shall be deemed to apply to the Permitted Transferee; provided, however, that, other than with respect to a Permitted Transfer pursuant to Section 3.01(d), such Permitted Transfer shall not relieve the Permitted Transferor of obligation or liability under this Agreement.

(b)Any purported Transfer in violation of this Section 3 shall be deemed to cause irreparable harm to the other Parties.

(c)It is recognized that damages may not be an appropriate remedy for breach of this Section 3 and, accordingly, the Parties hereto acknowledge that, in addition to any other rights and remedies provided for in this Agreement, injunctive or other equitable relief will be the appropriate remedy to deal with any breach of this Section 3.

(d)IAG shall be deemed a Permitted Transferee of Suncor in connection with the IAG Tranche 1 Cash Investment.

3.02Change of Control of Investor; Effect of Being a Competitor. A change of control of a Stockholder’s ultimate parent entity shall not be a Transfer for purposes of Section 3.01; however, in the event that all of the Board, excluding the applicable designee(s), reasonably determines that a Stockholder is, or is beneficially owned by, or otherwise an Affiliate of, a Competitor, such Stockholder shall, promptly following any such determination by the Board, (i) not be entitled to any inspection rights, (ii) be deemed to have waived all inspection and information rights afforded to stockholders under the Delaware General Corporate Law or hereunder and (iii) cause any director or observer designated by such Stockholder to resign; provided, however, that following such resignation, such Stockholder may designate a director pursuant to Section 2.03 hereto who shall be sufficiently independent (as decided by the Board) from such Stockholder as to present a de minimis risk of sharing confidential technical information of the Company (such designee, a “Stockholder Independent Director”). Prior to the time that the Stockholder Independent Director joins the Board, such Stockholder Independent Director, the Company, and the Stockholder designating such Stockholder Independent Director shall execute a non-disclosure agreement, in a form to be agreed by the Company, the Stockholder Independent Director, and such Stockholder, that shall restrict and limit the Stockholder Independent Director’s ability to share confidential technical information of the Company with such Stockholder.  Such restrictions (not including the confidentiality and non-disclosure restrictions) shall terminate upon Transfer of the Stockholder’s shares of Common Stock to a third party approved by the Board.

3.03Notice of Transfer.  If a Stockholder (the “Selling Stockholder”) receives from a third party (the “Third Party”) a bona fide written offer (the “Third Party Offer”) regarding the direct or indirect Transfer of any Stockholder Shares, then the Selling Stockholder shall only accept such Third Party Offer subject to compliance with the provisions of this Section 3. Upon such conditional acceptance, the Selling

Stockholder shall deliver notice in writing (“Notice of Transfer”) to the Company and each of the other Stockholders irrevocably offering to sell first to the Company, in accordance with Section 3.04, and then to the other Stockholders, in accordance with Section 3.05, that certain number of Stockholder Shares that are the subject of the Third Party Offer (the “Stockholder Stock”) at the same price and on the same terms and conditions as provided in the Third Party Offer and such offer to sell shall remain open for acceptance for the periods specified in Section 3.04 and Section  3.05. The Selling Stockholder shall deliver, with the Notice of Transfer, a true copy of the Third Party Offer, including a description of the nature of such Transfer, the consideration to be paid, the name and address of the Third Party and, if the Third Party is not an individual, the names of the principal shareholders or holders of interests in such Third Party (if available), officers and directors (or the equivalent) of the Third Party and any other information with respect to the financial capacity of the Third Party in the possession of the Selling Stockholder. Notwithstanding the foregoing, the provisions of this Section 3.03 shall not apply to a Transfer to a Permitted Transferee.

3.04Company Right of First Refusal.  For a period of [***] following receipt of the Notice of Transfer described in Section 3.03, the Company shall have the right to purchase all or a portion of the Stockholder Stock subject to such Notice of Transfer on the same terms and conditions as set forth therein.  The Company’s purchase right shall be exercised by written notice signed by an officer of the Company (the “Company Notice”) and delivered to the Selling Stockholder within such [***] period.  The Company shall effect the purchase of the Stockholder Stock, including payment of the purchase price, not more than [***] after delivery of the Company Notice, and at such time the Selling Stockholder shall deliver to the Company a duly executed transfer signed by the Selling Stockholder and representing the Stockholder Stock to be purchased by the Company. The Stockholder Stock so purchased shall thereupon be cancelled and cease to be issued and outstanding shares of the Company’s Common Stock.

3.05Stockholder Right of First Refusal.

(a)In the event that the Company does not elect to purchase all of the Stockholder Stock available pursuant to its rights under Section 3.04 within the period set forth therein, the Selling Stockholder shall promptly give written notice (the “Second Notice”) to each of the other Parties (each Party other than the Company being a “ROFR Party”), which shall set forth the number of shares of Stockholder Stock not purchased by the Company and which shall include the terms of Notice of Transfer set forth in Section 3.03. Each ROFR Party shall then have the right, exercisable upon written notice to the Selling Stockholder within [***] the receipt of the Second Notice, to purchase all or any portion, of its pro rata share of the Stockholder Stock subject to the Second Notice and on the same terms and conditions as set forth therein.  Except as set forth in Section 3.05(c), the ROFR Parties who so exercise their rights (the “Participating Parties”) shall effect the purchase of the Stockholder Stock, including payment of the purchase price, on the same terms and conditions as the Third Party Offer, and at such time the Selling Stockholder shall deliver to the Participating Parties a duly executed certificate representing the Stockholder Stock to be purchased by the Participating Parties, each certificate to be properly endorsed for transfer. In the event there are no Participating Parties, the Selling Stockholder may sell the Stockholder Shares not purchased by the Company pursuant to Section 3.04 to the Third Party on the terms and conditions as set forth in the Third Party Offer.

(b)Each ROFR Party’s pro rata share shall be equal to the product obtained by multiplying (i) the aggregate number of shares of Stockholder Stock covered by the Second Notice and (ii) a fraction, the numerator of which is the number of shares of Common Stock issued or other rights to acquire shares of Common Stock held by the Participating Party at the time of the Notice of Transfer, and the denominator of which is the total number of shares of Common Stock issued or other rights to acquire shares of Common Stock at the time of the Notice of Transfer held by all Participating Parties.

(c)In the event that not all of the ROFR Parties elect to purchase their pro rata share of the Stockholder Stock available pursuant to their rights under Section 3.05(a) within the time period set forth therein, then the Selling Stockholder shall promptly give written notice to each of the Participating Parties (the “Overallotment Notice”), which shall set forth the number of shares of Stockholder Stock not purchased by the other ROFR Parties, and shall offer such Participating Parties the right to acquire such unsubscribed shares.  Each Participating Party shall have [***] after receipt of the Overallotment Notice to deliver a written notice to the Selling Stockholder (the “Participating Parties’ Overallotment Notice”) indicating the number of unsubscribed shares that such Participating Party desires to purchase, and each such Participating Party shall be entitled to purchase such number of unsubscribed shares on the same terms and conditions as set forth in the Second Notice. In the event that the Participating Parties desire, in the aggregate, to purchase in excess of the total number of available unsubscribed shares, then the number of unsubscribed shares that each Participating Party may purchase shall be reduced on a pro rata basis.  For purposes of this Section 3.05(c) the denominator described in clause (ii) of Section 3.05(b) above shall be the total number of shares of Common Stock issued or other rights to acquire shares of Common Stock held by the Participating Party at the time of the Notice of Transfer.  The Participating Parties shall then effect the purchase of the Stockholder Stock, including payment of the purchase price, not more than [***] after delivery of the Participating Parties’ Overallotment Notice.

3.06[***].  (i) If the Parties (other than the Party at question) make a good faith reasonable determination that the creditworthiness of any other Party (other than the Company) is such that such other Party will be unable to meet its ongoing obligations (which determination must be based on objective circumstances that are materially adverse to such other Party), or (ii) in the event of the liquidation, dissolution or winding-up of any Party (other than the Company) (in each case, an “Affected Party”), then [***]. The process for Parties to [***] shall be the same as for the right of first refusal set forth in Sections 3.04 and 3.05.  [***] shall not be subject to the terms of Section 3.01 or Section 3.03 of this Agreement.

4.Prohibited Transfers.

4.01Call Option Upon Prohibited Transfer.  In the event of a prohibited Transfer in violation of Section 3 hereof (a “Prohibited Transaction”), the other Parties shall have the option to purchase from the pledgee, purchaser or transferee of the Stockholder Stock transferred in violation of Section 3, the number of shares that such Party would have been entitled to purchase had such Prohibited Transaction been effected in accordance with Section 3 hereof, on the following terms and conditions (with the Company having the first right to exercise such right, followed by the other Parties (other than the Selling Stockholder)):

(a)The price per share at which the shares are to be purchased by the Parties shall be equal to the price per share paid to such Stockholder by the third party purchaser or purchasers of such Stockholder Stock that is subject to the Prohibited Transaction; and

(b)the Stockholder effecting such Prohibited Transaction shall reimburse the Party for any expenses, including legal fees and expenses, incurred in effecting such purchase.

4.02Voidability of Transfer.  Notwithstanding the foregoing, any purported Transfer by a Stockholder of Stockholder Stock (or portion thereof) in violation of Section 3 hereof shall be voidable at the option of the holders of a majority of the Stockholder Stock not held by the Selling Stockholder if the majority of the Stockholders (other than the Selling Stockholder) do not elect to exercise the call set forth in this Section 4, and the Company agrees it will not effect such Transfer nor will it treat any alleged transferee as the holder of such shares without the written consent of the holders of a majority of the Stockholder Stock not held by the Selling Stockholder.

5.Issue of Additional Securities

5.01First Offer to Investors and Sponsor.  Except as provided in Section 5.03, if any additional shares of capital stock, options to purchase shares of capital stock or securities exchangeable for or convertible into shares of capital stock of the Company (collectively referred to in this Section as “Additional Securities”) are to be issued, the Company shall first offer such Additional Securities to the Investors and the Sponsor by notice given to them of the Company’s intention to issue Additional Securities, the number of such Additional Securities to be issued and the terms and conditions of such Additional Securities and the terms and conditions of the offer.

5.02Issuance of Additional Securities. Each of the Investors and the Sponsor shall have the right to purchase the Additional Securities so offered pro rata based upon the number of Stockholder Shares beneficially owned by all such Investors and Sponsor at the date notice is given of such offer. Each of the Investors and the Sponsor shall have [***] from the date such notice is given to give a notice to the Company of its intention to purchase all or any of the Additional Securities to which it is entitled and shall indicate in such notice the maximum number of Additional Securities which it is willing to purchase (which number may be greater than or less than its pro rata entitlement). If any Investor or the Sponsor does not accept its pro rata entitlement, such unaccepted Additional Securities shall be deemed to have been offered to the Investors or Sponsor, as applicable, who indicated they would accept greater than their pro rata entitlement and each such Investor or Sponsor, as applicable, shall be entitled to acquire such unaccepted Additional Securities pro rata based upon the number of Stockholder Shares beneficially owned by all such Investors and Sponsor. The transaction of purchase and sale by the Company to the Investors or Sponsor, as applicable, shall be completed on the date specified by the Board. Any Additional Securities not accepted by the Investors or Sponsor, as applicable, may be issued [***] such Additional Securities having been first offered to the Investors or Sponsor, as applicable, at not less than the price  offered to the Investors or Sponsor, to such Persons as the Board determines, provided that such persons execute and deliver a joinder agreement to this Agreement substantially in the form attached hereto as Exhibit A (the “Joinder Agreement”).

5.03Exempt Issuances. The Company shall be entitled to issue Additional Securities without complying with the provisions of Section 5.01, when such Additional Securities are being issued:

(a)	to any eligible optionees pursuant to the Equity Incentive Plan or other similar arrangements adopted and approved by the Board;
(b)

upon the exercise of conversion or exchange rights attached to any equity securities of the Company pursuant to the terms of the Equity Incentive Plan or other similar arrangements adopted and approved by the Board;

(c)

in connection with a Subsequent Closing, the closing in which IAG participated (the “IAG Initial Closing”) or the closing on the date hereof in which Shell participated (the “Shell Initial Closing”); and

(d)	to Sponsor, in the event of a Subsequent Closing, an Initial Offering or Approved Sale prior to the issuance of such Additional Securities in connection with the Commercial Facilities.

6.Registration.  “Initial Offering” shall mean an approved firmly underwritten initial public offering and/or the listing for trading of the Company’s securities on a recognized stock exchange in the United States of America or on any other recognized stock exchange. For purpose of this Article 6, with respect to a listing for trading of the Company’s securities on a recognized stock exchange in the United States of America, the following provisions will apply (provided that if the Company undertakes an approved Initial Offering outside of the United States of America, the following rights will be modified as and to the extent necessary to comply with the relevant jurisdiction).  For purposes of this Section 6, “Registrable Securities” shall mean (i) Common Stock of the Company issuable or issued to the Stockholders, (ii) any Common Stock of the Company issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof or (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities in clauses (i) - (iii).  Notwithstanding the foregoing, Registrable Securities shall not include any securities (x) for which registration rights have terminated pursuant to Section 6.13 or (y) sold in a private transaction in which the transferor’s rights under Section 5 of this Agreement are not assigned. For purposes of  this Article 6, “Registrable Securities then outstanding” shall mean the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

6.01Demand Registration.

(a)Subject to the conditions of this Section 6.01, and following the end of the Company’s lock-up period with the underwriters of the Initial Offering in connection with the Company’s consummation of an Initial Offering (provided that if there are no underwriters or lock-up, this will be triggered upon the consummation of an Initial Offering), if the Company shall receive a written request from any person or group of persons beneficially owning, owning of record or having the right to acquire Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 6.09 hereof (each, a “Holder”) of [***] of the Registrable Securities then outstanding (the “Initiating Holders”) that the Company file a registration statement on Form S-1 or Form F-1 under the United States Securities Act of 1933, as amended (the “Securities Act”) or another offering document pursuant to any other applicable Laws and regulations (collectively, the “Applicable Listing Laws and Regulations”) covering the registration of at least such number of the Registrable Securities having an anticipated aggregate offering price, net of all underwriting discounts and selling commissions applicable to the sale  (“Selling Expenses”), of [***], then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders (the “Demand Notice”), and subject to the limitations of this Section 6.01, (x) as soon as practicable, and in any event within [***] after the date of such request is given by the Initiating Holders, file a Form S-1 or F-1 registration statement under the Securities Act registering all Registration Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within [***] of the date the Demand Notice and (y) effect, as expeditiously as reasonably possible, the registration under the Securities Act or any other Applicable Listing Laws and Regulations of all Registrable Securities that all Holders request to be registered.

(b)If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 6.01 or any request pursuant to Section 6.04 and the Company shall include such information in the written notice referred to in Section 6.01(a) or Section 6.04(a), as applicable.  In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities then outstanding held by all Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company).  Notwithstanding any other provision of this Section 6.01 or Section 6.04, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders).  For purposes of Section 6.01(c)(i), a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in this Section 6.01(b), fewer than all of the Registrable Securities that Holders have requested to be included in such registration statement are actually included.

(c)The Company shall not be required to effect a registration pursuant to this Section 6.01:

(i)after the Company has effected two (2) registrations pursuant to this Section 6.01, and such registrations have been declared or ordered effective; provided, that, a registration shall not be counted as “effected” for purposes of this Section 6.01 until such time as the applicable registration statement has been declared effective by the SEC or any other Listing Authority, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 6.01; provided, further, that if such withdrawal is made as a result of a material adverse change to the Company, then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Section 6.01.

(ii)during the period starting with the date of filing of, and ending at the end of the Company’s lock-up period with the underwriters of the Initial Offering in connection with the Company’s consummation of an Initial Offering (provided that if there are no underwriters or lock-up, this period will end upon the effectiveness of the registration statement or other offering document pertaining to the Initial Offering); provided that the Company makes reasonable good faith efforts to cause such registration statement or other offering document to become effective;

(iii)if within [***] of receipt of a written request from Initiating Holders pursuant to Section 6.01(a), the Company gives notice to the Holders of the Company’s intention to file a registration statement or other offering document for its Initial Offering within [***]; provided, however, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective during such [***] period;

(iv)if the Company shall furnish to Holders requesting a registration statement or other offering document pursuant to this Section 6.01 a certificate signed by the chairperson of the Board stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement or other offering document to be effected at such time because it would (i) materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the company, (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, in which event the Company shall have the right to defer such filing for a period of not more than [***] after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any [***] period and provided that the Company shall not register any other of its shares during such [***];

(v)if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 or Form F-3 pursuant to a request made pursuant to Section 6.04 below; or

(vi)in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

6.02Piggyback Registrations.  The Company shall notify all Holders of Registrable Securities in writing at least ten (10) days prior to the filing or confidential submission of any registration statement under the Securities Act or another offering document pursuant to any other Applicable Listing Laws and Regulations for purposes of a public offering of securities of the Company (including, but not limited to, registration statements or other offering documents relating to the Initial Offering or any secondary offerings of securities of the Company, but excluding (i) a registration statement relating to any employee benefit plan, (ii) with respect to any corporate reorganization or transaction under Rule 145 of the Securities Act, any registration statements related to the issuance or resale of securities issued in such a transaction or (iii) a registration related to stock issued upon conversion of debt securities (together, the “Special Registration Statements”)) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder.  Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within [***] after the above-described notice from the Company, so notify the Company in writing.  Such notice shall state the intended method of disposition of the Registrable Securities by such Holder.  If a Holder decides not to include any or all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statements or other offering document as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. Additionally, no stockholder of the Company shall be granted piggyback registration rights which would reduce the number of shares includable by the Holders of the Registrable Securities in such registration without the consent of the Holders of a majority of the Registrable Securities then outstanding.

6.03Underwriting.  If the registration statement or other offering document of which the Company gives notice under Section 6.02 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities.  In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to Section 6.02 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  Notwithstanding any other provision of this Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis; provided, however, that no such reduction shall reduce the amount of securities of the selling Holders included in the registration below [***] of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding clause. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered [***] prior to the effective date of the registration statement or other offering document; provided, however, such Holder’s obligation to provide such notice to the Company and the underwriter is conditioned upon the Company and the underwriter providing written notice of the terms of such underwriting to the Holders [***] prior to the effective date of the registration statement or other offering document.  If it is impracticable for such terms to be provided to the Holder twelve (12) Business Days prior to the effective date of the registration statement or other offering document, then the Holder shall have the right to elect to withdraw from such underwriting during the two (2) Business Day period following the provision of such terms in writing to the Holder. Any Registrable Securities excluded or withdrawn from such underwriting as a result of the prior two sentences shall be excluded and withdrawn from the registration.  For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members, retired members and stockholders and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.  The Company shall have the right to terminate or withdraw any registration initiated by it under Section 6.02 whether or not any Holder has elected to include securities in such registration, and shall promptly notify any Holder that has elected to include shares in such registration of such termination or withdrawal.  The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 6 hereof.  Such withdrawn registration shall not be counted as “effected” for purposes of Section 6.01(c)(i) or 6.04(c)(iv).

6.04Form S-3 or Form F-3 Registration.  In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 or Form F-3 (or any successor to Form S-3 or Form F-3) or any similar short-form registration statement and any related qualification or compliance (a “Short Form Registration”) with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a)promptly, and in any event, within [***] of the receipt of such request, give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities;

(b)as soon as practicable, and in any event within [***] after the date such request is given by the requesting Holder, file the Short Form Registration requested by such Holders covering all Registrable Securities requested to be included in such registration by any other Holders;

(c)as soon as practicable effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within [***] after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 6.04:

(i)if no Short Form Registration is available for such offering by the Holders;

(ii)if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of [***];

(iii)if within [***] of receipt of a written request from  any Holder or Holders pursuant to this Section 6.04, the Company gives notice to such Holder or Holders of the Company’s intention to make a public offering within [***], other than pursuant to a Special Registration Statement; provided, however, that the Company shall not utilize this right more than once in [***], and provided further, that the Company shall not register any other of its shares during such [***] other than pursuant to a Special Registration Statement;

(iv)if the Company shall furnish to the Holders a certificate signed by the chairperson of the Board stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such Form S-3 or Form F-3 registration to be effected at such time because it would (i) materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the company, (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential, or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, in which event the Company shall have the right to defer the filing of the Form S-3 or Form F-3 registration statement for a period of not more than [***] after receipt of the request of the Holder or Holders under this Section 6.04; provided that such right to delay a request shall be exercised by the Company not more than once in [***] and provided that the Company shall not register any other of its shares during such [***] other than pursuant to a Special Registration Statement;

(v)if the Company has, within the [***] period preceding the date of such request, already effected two (2) registrations on Form S-3 or Form F-3 for the Holders pursuant to this Section 6.04; or

(vi)in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration,

qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or any other Applicable Listing Laws and Regulations; and

(d)Subject to the foregoing, the Company shall file a Form S-3 or Form F-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the requests of the Holders.  Registrations effected pursuant to this Section 6.04 shall not be counted as demands for registration pursuant to 6.01 or registrations effected pursuant to Section 6.02.

6.05Expenses of Registration.  Except as specifically provided herein, all expenses (other than Selling Expenses) incurred in connection with any registration, qualification or compliance pursuant to Section 6.01, 6.02 or 6.04 herein shall be borne by the Company, including the reasonable fees and disbursement, of one counsel for the selling Holders (the “Registration Expenses”).  All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by [***].  The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 6.01 or 6.04, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities then outstanding agree to deem such registration to have been effected as of the date of such withdrawal for purposes of determining whether the Company shall be obligated pursuant to Section 6.01(c) or 6.04(c)(v), as applicable, to undertake any subsequent registration, in which event such right shall be forfeited by all Holders.  If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested.  If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then such registration shall not be deemed to have been effected for purposes of determining whether the Company shall be obligated pursuant to Section 6.01(c) or 6.04(c)(v), as applicable, to undertake any subsequent registration.

6.06Obligations of the Company.  Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)Prepare and file with the SEC or any listing, governmental or exchange authority or other administrative entity (“Listing Authority”) such registration statement or other offering document requested by the Holders with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement or other offering document to promptly become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement or other offering document effective for up to [***] or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, (i) that at any time, upon written notice to the participating Holders and for a period not to exceed [***] thereafter (the “Suspension Period”), the Company may delay the filing or effectiveness of any registration statement or other offering document or suspend the use or effectiveness of any registration statement or other offering document (and the Initiating Holders hereby agree not to offer or sell any Registrable Securities pursuant to such registration statement or other offering document during the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information or events involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement or other offering document could result in a Violation (as defined below) and (ii) in the case of an registration of Registrable Securities on a Short Form Registration that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such [***] period shall be extended for up to an additional [***], if necessary, to keep the registration statement effective until all such Registrable Securities are sold.  In the event that the Company shall exercise its right to delay or suspend the filing or effectiveness of a registration hereunder, the applicable time period during which the registration statement or other offering document is to remain effective shall be extended by a period of time equal to the duration of the Suspension Period.  The Company may extend the Suspension Period for an additional consecutive [***] with the consent of the holders of a majority of the Registrable Securities to be registered under the applicable registration statement or other offering document, which consent shall not be unreasonably withheld, delayed or conditioned. In no event shall any Suspension Period, when taken together with all prior Suspension Periods, exceed [***] in the aggregate.  If so directed by the Company, all Holders proposing to register shares under such registration statement or other offering document shall not offer to sell any Registrable Securities pursuant to such registration statement or other offering document during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension.

(b)Prepare and file with the SEC or any Listing Authority such amendments and supplements to such registration statement and the prospectus, if applicable, or other offering document, used in connection with such registration statement or other offering document as may be necessary to comply with the provisions of the Securities Act, Exchange Act or any other Applicable Listing Laws and Regulations in connection with the listing (on an exchange, foreign or domestic, mutually agreeable to the Company and Holders of a majority of the Registrable Securities then outstanding covered by the registration statement) and the disposition of all securities covered by such registration statement or other offering document for the period set forth in subsection (a) above.

(c)Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act or any other Applicable Listing Laws and Regulations and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d)Use its [***] efforts to register and qualify the securities covered by such registration statement or other offering document under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or any other Applicable Listing Laws and Regulations.

(e)In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f)Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus, if applicable, relating thereto is required to be delivered under the Securities Act or any other Applicable Listing Laws and Regulations of the happening of any event as a result of which the prospectus, if applicable, or other offering document, included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to promptly amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g)Use its [***] efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion and negative assurance disclosure letter, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter, dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

(h)Use its [***] efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed.

(i)Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(j)Promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith.

(k)Notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed.

(l)After such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

(m)Ensure that, at all times after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective, its insider trading policy shall provide that the Company’s directors may implement a trading program under Rule 10b5-1 of the Exchange Act.

6.07Delay of Registration; Furnishing Information.

(a)No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 6.

(b)It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 6.01, 6.02 or 6.04 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

(c)The Company shall have no obligation with respect to any registration requested pursuant to Section 6.01 or Section 6.04 if the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in Section 6.01 or Section 6.04, whichever is applicable.

6.08Indemnification.  In the event any Registrable Securities are included in a registration statement or other offering document under Sections 6.01, 6.02 or 6.04:

(a)To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers ,directors and stockholders of each Holder, any underwriter (as defined in the Securities Act or any other Applicable Listing Laws and Regulations) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act, other federal or state law or any other Applicable Listing Laws and Regulations, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or other offering document or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law or any other Applicable Listing Laws and Regulations, in connection with the offering covered by such registration statement or other offering document; and the Company will reimburse each such Holder, partner, member, officer, director, stockholder, underwriter or controlling person for any legal or other expenses reasonably incurred (as such expenses are incurred) by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the indemnity agreement contained in this Section 6.08(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, delayed or conditioned, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, member, officer, director, stockholder, underwriter or controlling person of such Holder.

(b)To the extent permitted by law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers and each person, if any, who controls the Company within the meaning of the Securities Act or any other Applicable Listing Laws and Regulations, any underwriter and any other Holder selling securities under such registration statement or other offering document or any of such other Holder’s partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act other federal or state law or any other Applicable Listing Laws and Regulations, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any of the following statements: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement or incorporated reference therein, including any preliminary prospectus or final prospectus contained therein or other offering document or any amendments or supplements thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (collectively, a “Holder Violation”), in each case to the extent (and only to the extent) that such Holder Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred (as such expenses are incurred) by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 6.08(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, delayed or conditioned; provided further, that in no event shall any indemnity under this Section 6.08 exceed the net proceeds from the offering received by such Holder.

(c)Promptly after receipt by an indemnified party under this Section 6.08 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.08, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.08 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.08.

(d)If the indemnification provided for in this Section 6.08 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable Law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) or Holder Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e)The obligations of the Company and Holders under this Section 6.08 shall survive completion of any offering of Registrable Securities in a registration statement or other offering document and, with respect to liability arising from an offering to which this Section 6.08 would apply that is covered by a registration filed before termination of this Agreement, such termination.  No indemnifying party, in the defense of any such claim, action or litigation, shall, except with the consent of each indemnified party, which consent shall not be unreasonably withheld, delayed or conditioned consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim, action or litigation.

6.09Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 6 may be assigned by a Holder to a transferee or assignee of Registrable Securities (for so long as such shares are Registrable Securities immediately prior to the transfer) that (a) is a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of a Holder that is a corporation, partnership or limited liability company, (b) is a Holder’s family member or trust for the benefit of an individual Holder or trust for the benefit of one or more of such Holder’s family members, or (c) is an entity affiliated by common Control (or other related entity) with such Holder provided, however, that (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and that (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

6.10“Market Stand-Off” Agreement.  In the event of a registration by the Company of shares of its Common Stock under the Securities Act, each Holder hereby agrees that such Holder shall not without the prior written consent of the managing underwriter or the Company (as the case may be) sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder immediately before the effective date of the registration statement for such offering (other than those included in the registration) during aperiod not to exceed [***] following the effective date of the Initial Offering (or such longer period as the underwriters or the Company shall request in order to facilitate compliance with NASD Rule 2711); provided that all officers and directors of the Company and holders of [***] of the Company’s outstanding voting securities (after giving effect to conversion into voting securities of all securities convertible into voting securities) are bound by and have entered into similar agreements and restrictions.  The obligations described in this Section 6.10 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms that may be promulgated in the future. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.  The Holders agree that if the Company undertakes an approved Initial Offering outside the United States of America, the foregoing rights shall be modified to the extent necessary to comply with the relevant jurisdiction. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said day period.

6.11Agreement to Furnish Information.  Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter that are consistent with the Holder’s obligations under Section 6.10 or that are reasonably necessary to give further effect thereto.  In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within [***] of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act or another offering document pursuant to any other Applicable Listing Laws and Regulations.  The obligations described in Section 6.10 and this Section 6.11 shall not apply to a Special Registration Statement.  Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by Sections 6.10 and 6.11.  The underwriters of the Company’s stock are intended third party beneficiaries of Sections 6.10 and 6.11 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

6.12Rule 144 Reporting.  With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use [***] efforts to:

(a)Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

(b)File with the SEC, in a timely manner, all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request:  a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company filed with the U.S. Securities and Exchange Commission; and such other reports and documents as a Holder may reasonably request in connection with availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

6.13Termination of Registration Rights.

(a)The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 6.01 or Section 6.04 hereof shall terminate upon the earlier of: (i) the date four (4) years following an initial public offering of the Company’s Common Stock; (ii) upon the consummation of a transaction that qualifies as a “Deemed Liquidation Event” (as such term is defined in the Restated Certificate); or (iii) as to any Holder, such time at which all Registrable Securities held by such Holder (and any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any [***] period without registration in compliance with Rule 144 of the Securities Act. Upon such termination, such shares shall cease to be “Registrable Securities” hereunder for all purposes.

(b)The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 6.02 hereof shall terminate on the date that is [***] following the date that the right of such Holder to request registration or inclusion of Registrable Securities in a registration pursuant to Section 6.01 or Section 6.04 hereof terminates pursuant to Section 6.13(a)(ii) hereof.

6.14Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Liquidation Requisite Holders (as defined in the Restated Certificate), enter into any agreement with any holder or prospective holder of any securities of the Company that would (i) allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder; provided that this limitation shall not apply to Registrable Securities acquired by any additional Investor that becomes a party to this Agreement in accordance with Section 5.02 and Section 11.12.

6.15Survival of Covenants. Subject to the limitations provided in this Section 6, the obligations set forth in this Section 6 shall be continuing and survive the termination of this Agreement pursuant to an Initial Offering.

7.Covenants of the Company.

7.01Delivery of Financial Information and Reporting.

(a)The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied (except as noted therein), and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

(b)The Company will furnish to each Stockholder:

(i)as soon as practicable after the end of each fiscal year of the Company, and in any event within [***] thereafter, an audited income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with United States generally accepted accounting principles by a certified public accounting firm of national standing. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants selected by the Board;

(ii)as soon as practicable, but in any event within [***] after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and cash flows for such fiscal quarter, and an unaudited balance sheet  as of the end of such fiscal quarter;

(c)So long as each Stockholder shall continue to own at least [***] Registrable Securities (subject to appropriate adjustment for any stock splits, stock dividends, combinations, recapitalizations and the like) that it initially purchased directly from the Company and the Board has not determined such Stockholder to be, or to be an Affiliate of, a Competitor (each, a “Major Investor”), the Company will furnish each such Major Investor:

(i)as soon as practicable, but in no event less than [***] prior to the beginning of each fiscal year, an annual budget and operating plans for such fiscal year (and as soon as available, any subsequent written revisions thereto);

(ii)as soon as practicable after the beginning of each fiscal year and the 6 month anniversary of each fiscal year, but in no event later than [***] of each fiscal year, semi-annual cash projections for the five (5) year period commencing on [***], as applicable, including a comparison of such projections to the budget for such period (and as soon as available, any subsequent written revisions thereto);

(iii)as soon as practicable, notice of any fact or circumstance that would reasonably be expected to give rise to a material limitation applicable to, or any alleged breach by any party relating to, any material intellectual property used by the Company or any of its Affiliates, including without limitation the material Licensed IPR and LanzaTech Technology licensed to the Company pursuant to the License Agreement and any Sublicense; provided, however, that the Company shall not be obligated under this Section 7.01(iii) to provide (a) information that is a Trade Secret if the recipient has not demonstrated to the Company’s reasonable satisfaction that it has procedures in place to prevent the dissemination of such Trade Secret so as to result in the potential loss of such Trade Secret being treated as such or (b) privileged information that, by being so disclosed, would cause the information to not be protected by attorney-client privilege; and provided, further, that any information so disclosed shall be treated as Confidential Information of the Company and treated by such Major Investor as provided in this Agreement; and

(iv)(A) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as a Major Investor may from time to time reasonably request, and (B) promptly after transmission, any non-routine communications with stockholders and any other reports or communications regarding the information described in clause (A) that are distributed to stockholders of the Company; provided, however, that the Company shall not be obligated under this Section 7.01(iv) to provide (a)  information that is a Trade Secret if the recipient has not demonstrated to the Company’s reasonable satisfaction that it has procedures in place to prevent the dissemination of such Trade Secret so as to result in the potential loss of such Trade Secret being treated as such or (b) privileged information that, by being so disclosed, would cause the information to not be protected by attorney-client privilege; and provided, further, that any information so disclosed shall be treated as Confidential Information of the Company and treated by such Major Investor as provided in this Agreement.

7.02Inspection Rights.  Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested by such Major Investor.

7.03Directors’ Liability, Indemnification and Insurance; Successor Indemnification. The Company’s Restated Certificate shall provide (a) for elimination of the liability of directors to the maximum extent permitted by law and (b) for indemnification of directors for acts on behalf of the

Company to the maximum extent permitted by law.  In addition, the Company shall enter into and use its best efforts to at all times maintain indemnification agreements in the form approved by the Board, with each of its directors to indemnify such directors to the maximum extent permissible under applicable Law.  The Company shall obtain and maintain, at its expense, D&O insurance at such levels as are customary and reasonable for a company of its size and industry.  If the Company or any of its successors or assignees consolidates with or merges into any other entity and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, whether such obligations are contained in the Company’s Restated Certificate, or elsewhere, as the case may be.

7.04Use of Proceeds.

(a)Following the Initial Closing, IAG Initial Closing and Shell Initial Closing, the Company shall use the proceeds of the Tranche 1 Cash Investments, the IAG Tranche 1 Cash Investment and the Shell Tranche 1 Cash Investment, collectively, as follows: (a) approximately [***] of the proceeds will be used for the design, construction and operation of the Demonstration Facility, and operation of the Business and (b) approximately [***] of the proceeds will be used for market research, feasibility analysis, general commercial and industry due diligence, and other related activities, generally in equal amounts for each of the Mitsui Commercial Facility, Suncor Commercial Facility, IAG Commercial Facility and Shell Commercial Facility, under the supervision of the Board, in each case subject to the approval of a budget and start-up date as determined by the Board in accordance with this Agreement.

(b)Pursuant to the Services Agreement, the Sponsor shall assist the Company in the project development of the Commercial Facilities.

7.05Equity Incentive Plan. In accordance with the terms of this Agreement, the Company will reserve an aggregate of [***] shares of [***] Stock at the Initial Closing to be used by the Company as equity incentive in the form authorized by the Board (the “Equity Incentive Plan”), subject to increase as provided for in this Agreement.

7.06Grant of Sublicense. The Board will take all necessary actions to grant a Sublicense to each Investor prior to the commencement of operations of such Investor’s Investor Commercial Facility; provided, however, that such Sublicense shall require such Investor to (i) abide by existing rights of third parties, including but not limited to the Pre-Pay Offtake Right and the Sponsor Offtake Right and (ii) abide by any and all applicable requirements that are mandated under the License Agreement to ensure that the Sponsor and/or Company remains in compliance with the Battelle Agreement.

7.07Termination of Covenants.  The covenants of the Company contained in Sections 7.01, 7.02, 7.04, 7.05 and 7.06 of this Agreement shall expire and terminate upon the earlier of (a) the effective date of the registration statement or other offering document pertaining to an Initial Offering and (b) the consummation of a Deemed Liquidation Event.

8.Covenants of the Parties.

8.01Public Announcements. Following the Initial Closing, the Parties shall coordinate on an initial press release (the “Initial Press Release”) regarding the transactions contemplated by the Transaction Agreements, which Initial Press Release shall not be published without the prior written consent (which consents shall not be unreasonably withheld, delayed or conditioned) of the Parties.

Following the Initial Press Release, no Party shall cause the publication of any subsequent press release, public announcement or disclosure (such subsequent press release, public announcement or disclosure, a “Subsequent Announcement”) regarding this Agreement or the transactions contemplated hereby without the prior written consent of (i) the Company and (ii) any other Parties named in the Subsequent Announcement (which consent or consents shall not be unreasonably withheld, delayed or conditioned), and the Parties shall cooperate as to the timing and contents of any such Subsequent Announcement, except as may be required by applicable Law or any regulations, policies or rules of any regulatory agency or any stock exchange of competent jurisdiction, in which case the Party required to publish or disseminate the Subsequent Announcement shall, to the extent practicable, allow the Company a reasonable opportunity to comment on such Subsequent Announcement in advance of such publication. Notwithstanding the foregoing, in the event that a Subsequent Announcement that is a press release or other similar public announcement does not name one or more of the Parties, any Party causing the publication of such Subsequent Announcement shall, to the extent practicable, provide advance written notice to any such Parties not mentioned in the Subsequent Announcement, which notice shall contain the text of the Subsequent Announcement.

8.02Compliance with Applicable Law. The Business and operations of the Company and all actions of the Stockholders with respect thereto, shall be conducted in compliance in all material respects with all applicable Laws in the United States and other applicable jurisdictions, including but not limited to Laws relating to the prevention of corruption or bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act 2010, Laws relating to export, reexport, transfer, and import controls, including those administered by the United States (including by the U.S. Department of Commerce, the U.S. Department of State, or U.S. Customs and Border Protection), the European Union, any EU Member State, or any other relevant Government Authority, the Patriot Act, Laws relating to fair labor practices, Laws relating to environmental health and safety, and other requirements of all Governmental Authorities having jurisdiction over the Company and all rules and regulations of Governmental Authorities applicable to the Company.

8.03Notice of Certain Events.  Each Party shall notify (and provide copies of related written communications, if any, to) the other Parties as soon as it receives, or is aware of the receipt by one or more of its Affiliates, of any material oral or written communication from (a) any Governmental Authority regarding any regulatory filings, licenses, approvals, authorizations, notifications or requirements relating to the Company or any SPV, (b) any third party regarding material obligations or potential liabilities of the Company or any SPV, including in either case any of the foregoing resulting from the acts or omissions of such Party or its Representatives, or (c) any Person alleging that the Company is, in any manner, infringing on the intellectual property rights of any other person.

8.04Governmental Approvals and Consents.

(a)Each Party shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions required under any Law applicable to such Party or any of its Affiliates; and (ii) use [***] to obtain, or cause to be obtained, all consents, authorizations, orders, and approvals from all Governmental Authorities that in either case may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, the Transaction Agreements. Each Party shall and shall cause its Affiliates to cooperate fully with the other Parties and their Affiliates in promptly seeking to obtain all such consents, authorizations, orders, and approvals. The Parties shall not and shall not cause or permit their Affiliates to willfully take any action that will have the effect of delaying, impairing, or impeding the receipt of any required consents, authorizations, orders, and approvals.

(b)Each Party shall use [***] to give all notices to, and obtain all consents from, all third parties that are necessary for the consummation of the transactions contemplated under the Transaction Agreements.

(c)Notwithstanding the foregoing, nothing in this Section 8.04 shall require, or be construed to require, (i) a Party or its Affiliate to agree to (A) sell, hold, divest, discontinue, or limit, before or after the Initial Closing, any assets, businesses, or interests of such Party or any of its Affiliates; (B) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses, or interests which, in either case, could reasonably be expected to materially and adversely impact the economic or business benefits to such Party or its Affiliates of the transactions contemplated by the Transaction Agreements; or (C) any material modification or waiver of the terms and conditions of the Transaction Agreements, or (ii) an Investor to seek any internal, external, or governmental authorizations in connection with a Subsequent Closing, unless the Investor is satisfied in all respects with its due diligence and the technical and commercial viability, the development plan, operating and governance terms of the relevant Investor Commercial Facility, and such meet the Investor’s internal requirement.

8.05Amendment to Restated Certificate.  In the event that the Parties approve any of the following in accordance with the approval requirements set forth in this Agreement and the Restated Certificate: (a) a Subsequent Closing, (b) an Approved Sale or (c) an Initial Offering; then, the Parties shall, prior to any such event, (1) approve an amendment to the Restated Certificate to increase the number of shares of Common Stock authorized for issuance by the Company such that the Company shall have an amount of Common Stock authorized for issuance sufficient to issue the number of shares of Common Stock the Company would be required to issue to Sponsor in connection with such Subsequent Closing, Approved Sale or Initial Offering, as applicable, in each case, as required by the Investment Agreement and (2) otherwise approve the issuance of such shares of Common Stock to Sponsor.  All Stockholders agree to vote or cause to be voted, or consent or cause to consent, all Stockholder Shares owned by such Stockholder, or over which such Stockholder has voting control, as may be required to perform the obligations of this Section 8.05(1) and (2).

8.06Department of Energy Grants. Sponsor hereby covenants to the Company to [***] (i) [***] and (ii) [***].

8.07Compliance with DOE Grants.  The Company hereby covenants to Sponsor that it shall [***].

9.Other Agreements Among the Stockholders.

9.01Additional Cash Investments and Other Fundings.

(a)No Stockholder or Investor shall have the right or obligation to make any cash or other investment or provide any loan to the Company without the prior written consent of such Stockholder or Investor, including, but not limited to, any subscription for, purchase of, or any other acquisition of any Common Stock or any other shares or securities issued by the Company (or rights to acquire any of the foregoing), any debt security or stockholder loans, or any guarantees for the benefit of the Company or any Stockholder or Investor.

9.02Non-Solicitation.

(a)From the date hereof until [***]:

(i)Stockholders shall not, and shall not cause or permit any of its Affiliates to, directly or indirectly, hire or solicit for employment or for other services, any person who is or was employed by the Company or any SPV, or encourage any such employee to leave such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 9.02(a)(i) shall prevent any Stockholder or its Affiliates from hiring (A) any such employee whose employment has been terminated by the Company or any SPV or (B) after [***] from the date of termination of employment, any employee whose employment has been terminated by the employee; and

(ii)neither any Investor or the Company shall, and shall not cause or permit any of its Affiliates to, directly or indirectly, hire or solicit for employment or for other services, any person who is or was employed by the Sponsor, or encourage any such employee to leave such employment, except pursuant to a general solicitation which is not directed specifically to any such employees; provided, that nothing in this Section 9.02(a)(ii) shall prevent any Investor or the Company or their Affiliates from hiring (A) any such employee whose employment has been terminated by the Sponsor or (B) after [***] from the date of termination of employment, any employee whose employment has been terminated by the employee.

(b)Each Party acknowledges that the restrictions contained in Section 9.01(a) are reasonable and necessary to protect the legitimate interests of the other Parties and constitute a material inducement to the other Parties to enter into this Agreement and consummate the transactions contemplated hereby. In the event that any covenant contained in Section 9.01(a) should ever be adjudicated to exceed the time, geographic, product, service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, or other limitations permitted by applicable Law. The covenants contained in Section 9.01(a) and each provision thereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

9.03Confidentiality and Non-Use Obligations.

(a)Each Stockholder recognizes and acknowledges that: (i) it has been or will be provided access under this Agreement and the other Transaction Agreements to certain Confidential Information of the Sponsor, Company and other Stockholders; (ii) all rights in such Confidential Information shall remain the sole and exclusive property of the Sponsor, Company or the applicable Stockholder, as applicable (subject to the rights of the Sponsor and the Company under the License Agreement and the right of the Investors under any Sublicense, Commercial Offtake Agreement, or any Future Development Rights Agreement); and (iii) the Confidential Information is confidential, proprietary information and includes Trade Secrets that are not generally known or easily accessible.

(b)Each Party shall, and shall cause its Representatives to, (i) keep confidential and secret and not reveal to any other Person any Confidential Information of any other Party, (ii) protect, preserve and maintain all Trade Secrets of any other Party, and not disclose or authorize the disclosure of any such Trade Secret to any Person other than pursuant to a written confidentiality agreement, and (iii) at all times protect the confidentiality of such Confidential Information, with such measures and by using at least as much diligence as it accords its own proprietary and confidential information, but in no event shall any Party exercise less than reasonable standard of care. Each Party may only disclose such Confidential Information to its Representatives on a “need to know” basis, subject to (x) any such Representatives to which or to whom it wishes to disclose any such Confidential Information having theretofore entered into confidentiality and non-use restrictions at least as restrictive as those set forth herein and (y) such Party informing each such Representative that such Confidential Information is subject to restrictions on disclosure and usage hereunder.

(c)Other than as set forth in the License Agreement, any Sublicense, any Commercial Offtake Agreement, or any Future Development Rights Agreement, each Party agrees that it shall not, and shall not permit its Representatives to, use any Confidential Information of another Party for any reason or purpose other than in connection with the Business (on behalf of or through (directly or indirectly) the Company or the Sponsor, as applicable) or as contemplated by any of the Transaction Agreements or performing obligations or exercising or enforcing rights hereunder or thereunder.

(d)With respect to Confidential Information that any Party identifies in writing as constituting highly sensitive Trade Secrets of such Party (“Highly Sensitive Trade Secrets”), each Party will take all additional precautions which may be reasonably necessary to preserve such trade secret rights, including the following: (a) each Party will store all copies of the Highly Sensitive Trade Secrets in a locked room or vault or, for electronic copies, encrypted on a secure server, in each case to which only the Parties’ employees that are individually named and approved in writing by the owner of the Highly Sensitive Trade Secrets (“Named Employees”) have access (such approval not to be unreasonably withheld); (b) each Party will ensure that each Named Employee signs a written confidentiality agreement, enforceable by the owner of the Highly Sensitive Trade Secrets as an intended third party beneficiary, specifically describing the Named Employee’s obligations to secure and protect the confidentiality of, and not use for any purpose not authorized hereunder, the Highly Sensitive Trade Secrets; (c) each Party will keep complete and accurate records of each Person who accesses the Highly Sensitive Trade Secrets and for what purpose, and provide such records to the owner of the Highly Sensitive Trade Secrets upon request; and the Company will ensure that each Sublicense confers rights upon Sponsor (including the right to approve Named Employees), enforceable by Sponsor as an intended third party beneficiary, and obligations upon any Sublicensee (as defined in the License Agreement), in each case that mirror the rights and obligations in this Section 9.03 and particularly this Section 9.03(d). Breach of this Section 9.03 will be automatically deemed to be a material breach of this Agreement and will entitle the owner of the Highly Sensitive Trade Secrets to Injunctive Relief under Section 11.04(c).

(e)The confidentiality obligations set forth in this Section 9.03 shall not limit any Party or its Representatives’ right to disclose Confidential Information that such Party is required to disclose under any applicable Laws or pursuant to the regulations, policies or rules of any regulatory agency or any stock exchange of competent jurisdiction (provided that in the event disclosure is required pursuant to this clause by applicable Laws or the regulations, policies or rules of any regulatory agency or any stock exchange, such Person shall, to the extent reasonably possible, (A) provide the Parties from whom or from whose Affiliates such information is obtained with prompt notice of such requirement prior to making any disclosure so that such other Parties or any of their Affiliates may seek an appropriate protective order and (B) provide the minimum disclosure of such Confidential Information as is practicable under the circumstances and use [***] to obtain confidential treatment of such disclosed information).

(f)If a Party becomes aware of an unauthorized use or disclosure of another Party’s Confidential Information in its possession or control, such Party shall promptly notify the owner of the Confidential Information, which may take, at the notifying Party’s expense, all steps which are necessary to recover the Confidential Information disclosed or used in breach of this Agreement and to prevent its subsequent unauthorized use or dissemination, including availing itself of Actions for seizure and Injunctive Relief.

(g)The obligations set forth in this Section 9.03 shall be continuing and survive the termination of this Agreement for (i) [***] as to the Company, and as to any Stockholder until [***], or (ii) for Confidential Information that is a Trade Secret, [***].

10.Termination or Dissolution of the Company.

10.01Termination.  This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety except as provided in Section 10.02:

(a)the date of the closing of an Initial Offering or an Deemed Liquidation Event (as defined in the Restated Certificate); or

(b)the date as of which the Parties hereto terminate this Agreement by written consent of all of the Parties, in accordance with Section 11.08 herein.

10.02Effect of Termination.  In the event of the termination of this Agreement in accordance with Section 10.01, this Agreement shall forthwith become void and there shall be no liability on the part of any Party hereto except:

(a)In the event of a termination upon an Initial Offering, the following Sections and the rights and obligations therein shall survive any such termination of the Agreement, (i) as set forth in Sections 6, 7 and 9, and (ii) Section 10 and Section 11;

(b)In the event of a termination upon an Approved Sale or Deemed Liquidation Event, Section 7.03, Section 9.03, Section 10 and Section 11 and the rights and obligations therein, shall survive any such termination of the Agreement; and

(c)that nothing herein shall relieve any Party from liability for any liability resulting from any breach of this Agreement prior to such termination.

10.03Buy-Sell.

(a)Notwithstanding anything to the contrary herein, at any time after the Effective Date and prior to an Initial Offering, each Investor and the Sponsor (each, a “Put Option Holder”) shall have a right and option (a “Put Option”) to require the Company to purchase all, but not less than all, of the Common Stock held by such Investor or the Sponsor, as applicable (the “Put Option Stock”), at a price per share of [***] (the “Put Option Exercise Price”), upon the occurrence of any of the below:

(i)any determination by the Battelle Memorial Institute that is not challenged by the Company, or any final, non-appealable determination by a third-party adjudicator, of the invalidity of the Licensed IPR or LanzaTech Technology or any material portion thereof;

(ii)any termination of the License Agreement or the Battelle Agreement;

(iii)the relevant Investor or Sponsor as the case may be determining that [***]; or

(iv)on or after [***], if no Investor has completed its Tranche 2 Cash Investment on or prior to such date.

(b)The Put Option shall be exercisable by a Put Option Holder only by delivery of a written notice to the Company in accordance with Section 11.08 certifying such Put Option Holder’s election to exercise its Put Option and setting forth the number of shares of Put Option Stock held by such Put Option Holder being sold pursuant to such exercise, together with the certificate or certificates representing all of the shares of Put Option Stock held by such Put Option Holder at the time of the exercise of the Put Option (such notice, the “Put Option Notice”).

(c)Subject to compliance with Section 10.03(a)-(b), the Company shall pay to each Put Option Holder who has exercised its Put Option the Put Option Exercise Price upon the receipt of a properly executed Put Option Notice. Such payment may be effected in cash or by certified bank check or wire transfer. The Put Option shall be deemed to have been exercised immediately prior to the close of business on the date of receipt of the Put Option Notice. Failure to deliver a Put Option Notice prior to the expiration of the Put Option shall constitute an irrevocable waiver of the Put Option.

(d)Notwithstanding any other provision of this Section 10.03, if the Company is unable or not permitted under applicable Law, to pay all or part of the Put Option Exercise Price pursuant to the exercise of the Put Option, the Company shall pay the Put Option Exercise Price and purchase the shares of Put Option Stock subject to the Put Option as soon as the Company is able and the applicable Laws permit the Company to do so. Shares of Put Option Stock for which the Put Option Exercise Price have not been paid in full shall remain issued and outstanding. To the extent a Put Option Holder has exercised the Put Option pursuant to this Section 10.03 but did not receive its Put Option Exercise Price pursuant to this Section 10.03(d), until receipt of the Put Option Exercise Price, such Put Option Holder shall continue to have all rights available to it as an Investor or as the Sponsor, as applicable, prior to its exercise of the Put Option.

10.04Winding Up and Liquidation.

(a)Upon the dissolution of the Company, its affairs shall be wound up as soon as practicable thereafter by the Stockholders. Except as otherwise provided in subsection (c) of this section, in winding up the Company and liquidating the assets thereof, the Board, or other persons so designated for such purpose, may arrange for the collection and disbursement to each Stockholder of any future receipts from the Company property or other sums to which the Stockholder may be entitled, or may sell the Company’s interest in the Company property to any person, including persons related to a Stockholder, on such terms and for such consideration as shall be consistent with obtaining the fair market value thereof.

(b)Upon the dissolution of the Company, the assets, if any, of the Company available for distribution and any net proceeds from the liquidation of any such assets, shall be applied and distributed in the following manner or order, to the extent available:

(i)To the payment of or provision for all debts, liabilities, and obligations of the Company to any person, and the expenses of liquidation; and

(ii)to the Stockholders in accordance with the Restated Certificate.

(c)Upon dissolution, a reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to minimize the losses normally attendant to a liquidation.

11.Miscellaneous.

11.01Governing Law.  This Agreement (and any Actions or disputes that may be based upon, arise out of, or relate to the transactions contemplated hereby, to the negotiation, execution, or performance hereof, or to the inducement of any Party to enter herein, whether for breach of contract, tortious conduct, or otherwise and whether predicated on common law, statute, or otherwise) shall in all respects be governed by and construed in accordance with the internal Laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of any Laws of any jurisdiction other than those of the State of New York, provided that where choice or conflicts of law provisions or rules would cause the application of the Laws of the State of Delaware, such Laws may be applied.

11.02Submission to Jurisdiction. Subject to Section 11.04 and Section 11.06, each Party hereto irrevocably and unconditionally: (a) agrees that any Action arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the court of the United States of America for the Southern District of New York to the extent permitted or required by Law, and otherwise in any New York State court sitting in New York City, and appellate courts having jurisdiction of appeals from the foregoing, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such Action, and agrees that all claims in respect of any such Action shall be heard and determined in such courts; (b) consents that any such Action may and shall be brought in such courts and waives any objection that it may now or hereafter have to the venue or jurisdiction of any such Action in any such court or that such Action was brought in an inconvenient court and agrees not to plead or claim the same; and (c) agrees that nothing in this Agreement shall affect the right to effect service of process in any other manner permitted by the Laws of the State of New York.

11.03Waiver of Jury Trial. Each Party hereto irrevocably and unconditionally waives all right to trial by jury in any Action (whether based on contract, tort or otherwise) arising out of or relating to the transactions contemplated by this Agreement, or its performance under or the enforcement of this Agreement.

11.04Dispute Resolution.

(a)The Parties agree to use [***] to resolve all Disputes by amicable negotiations.  A Dispute to which this provision applies shall initially be submitted to a senior officer of each Party to the Dispute on written notice by the Party requesting that the Dispute be so referred. A senior officer of a Party is an officer of such Party with the authority to resolve the Dispute. The notice initiating the Dispute shall include (1) a statement of the applicable Party’s position and a summary of all facts and arguments supporting that position; and (2) the name and title of the senior officer who will represent such Party. Within [***] of receipt of such notice or such other time as the Parties may agree, the senior officers of the Parties to the Dispute shall meet, either in person or by telephone to attempt to resolve the Dispute.

All discussions and negotiations between the Parties to the Dispute and any offers of compromise made by a Party in an attempt to resolve the Dispute prior to, in the course of, or following such discussions shall be on a without prejudice basis unless expressly stated otherwise.

(b)At any time, including during the course of the discussions undertaken pursuant to Section 11.04(a) and if no negotiated resolution of the Dispute occurs within such [***] period, any Party to the Dispute may, (1) if the other Party or Parties to the Dispute agrees, pursue another form of dispute resolution, including arbitration incorporating such provisions and rules as the Parties to the Dispute may agree; or (2) apply to the United States District Court for the Southern District of New York or any New York State court sitting in New York City for interim, conservatory or final measures, including immediate Injunctive Relief or similar equitable relief, in which case, all Disputes between any one or more Parties that has not been resolved through negotiation of the Parties shall be exclusively referred to such courts for determination.

(c)Each Party acknowledges and agrees that a breach of this Agreement may give rise to irreparable harm for which monetary damages would not be an adequate remedy. Each Party accordingly agrees that, notwithstanding the provisions of this Section and subject to Section 11.06, each Party shall be entitled to seek to enforce the terms of this Agreement by decree of specific performance or to obtain injunctive relief against any breach or threatened breach of this Agreement in any court of competent jurisdiction (collectively, “Injunctive Relief”).

(d)Each Party acknowledges and agrees that any Dispute, Action or arbitration arising out of or relating to any of the Transaction Agreements or breach thereof may include by consolidation, joinder or other manner any other person or persons which or whom a Party to the arbitration reasonably believes to be substantially involved in a common question of fact or law.

(e)In the event of a conflict or ambiguity between the terms of this Section 11.04 in relation to the Sponsor Mitsui Commercial Facility Option or any future agreement between the Mitsui SPV and the Sponsor, the Company, the Pre-Pay Offtaker, and any other offtaker concerning offtake from a Mitsui Commercial Facility, the provisions contained in such future agreement shall govern and control.

11.05Indemnification; Limitation on Damages.

(a)Each Party shall, to the fullest extent permitted by applicable Law, subject to clauses (b)-(d) of this section, indemnify each other Party and its officers, directors, shareholders, employees, agents, permitted successors, permitted assigns, and their respective Affiliates (each, a “Damaged Party”) from and against any and all Actions which are or may be asserted by any Person against, imposed upon or incurred by a Damaged Party by reason of, arising out of or resulting from (a) the inaccuracy, breach or failure of any representation or warranty, covenant or agreement made by the indemnifying Party in this Agreement or any other Transaction Agreement and (b) the indemnifying Party’s fraud, gross negligence, or willful misconduct in relation to this Agreement or any other Transaction Agreement or any certificate delivered pursuant hereto or thereto.

(b)In no event shall any Party be liable to any Person hereunder for any indirect or consequential damages, losses or expenses, or exemplary, special or punitive damages, losses or expenses, including lost or anticipated revenues or profits, loss of use, loss of data, business interruption or injury to goodwill or reputation arising out of or relating to this Agreement, whether such liability is asserted on the basis of contract (including any breach or termination of this Agreement), tort (including negligence or strict liability), or otherwise, even if the Parties have been warned of the possibility of any such damages, losses or expenses in advance; it being agreed that any indirect, consequential, exemplary, special or punitive damages (i) related to personal or damage to human health, the environment or natural resources, (ii) caused by a Party’s gross negligence, willful misconduct, or fraud, or (iii) required to be paid by any Party or its Affiliates to any other Person (other than to another Party hereto or any Affiliate thereof) arising out of an Action by such Person (a “Third Party Claim”) shall be deemed to be direct losses to the Party or its Affiliates required to pay such indirect, consequential, exemplary, special or punitive damages.

(c)If a Third Party Claim shall be initiated against a Party hereto and such Party shall desire to settle such Third Party Claim by agreeing to make a payment to the claimant that both (i) would constitute indirect, consequential, exemplary, special or punitive damages and (ii) would give rise to a liability hereunder of any other breaching Party hereof for such indirect, consequential, exemplary, special or punitive damages by reason of the immediately preceding sentence, then such Party shall not agree to make such settlement payment without the prior written consent of the breaching Party, such consent not to be unreasonably withheld, delayed or conditioned.

(d)Notwithstanding anything to the contrary set forth in this Section 11.05, in no event shall any Party be liable for any damages, losses or expenses arising from or related to this Agreement or under any other Transaction Agreement in excess of (i) for any claim or set of related claims by any Stockholder and its Affiliates, the amount of such Stockholder and its Affiliates’ Tranche 1 Cash Investment, or (ii) for all claims the aggregate amount of Tranche 1 Cash Investments actually made by the Investors at the Initial Closing, the Shell Tranche 1 Cash Investment and the IAG Tranche 1 Cash Investment not to exceed [***].

(e)Any liability for indemnification under this Agreement shall be determined without duplication of damages.  Without limiting the generality of the prior sentence, if a statement of facts, condition or event constitutes a breach of more than one representation, warranty or covenant which is subject to the indemnification obligation in this Agreement or any indemnification obligation under any other Transaction Agreement, damages shall be limited to the actual amount suffered.

(f)No Party shall be liable to another Party for any damages, losses or expenses arising from or related to any inaccuracy in or breach of any of the representations or warranties under this Agreement or any other Transaction Agreement made by the breaching party if it is demonstrated to a court of competent jurisdiction that the damaged Party had actual knowledge of this Agreement and the transactions contemplated hereby and was informed in writing by the breaching party of such inaccuracy or breach prior to the Effective Date.

(g)The provisions of this Article 11 shall survive and remain in full force and effect for so long as any Transaction Agreement remains in effect, notwithstanding that any other provision of this Agreement may have expired or otherwise become no longer effective or terminated in accordance with its terms.

11.06Specific Performance.  The Parties agree that irreparable harm would occur if any of the obligations under this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions (or similar remedy(ies)), or other forms of equitable relief, in any appropriate jurisdiction, to prevent breaches of this Agreement to enforce specifically the performance of the terms and provisions hereof in any court or courts having jurisdiction over the Party against whom any injunction (or similar remedy) is being sought. Notwithstanding the foregoing, specific performance shall not be available as a remedy to compel a Tranche 2 Cash Investment if the conditions for such Tranche 2 Cash Investment have not been either satisfied or waived.

11.07Expenses.  All costs and expenses incurred in connection with the preparation and execution of this Agreement and the other Transaction Agreements, and the transactions contemplated hereby and thereby, shall be paid by [***].

11.08Notices.  All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or email of a .pdf document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Party at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 11.08):

If to LanzaJet, Inc.:	8045 Lamon Avenue, Suite 400, Skokie, Illinois 60077, USA Facsimile: [***] Email: [***] Attention: [***]
If to LanzaTech, Inc.:	8045 Lamon Avenue, Suite 400, Skokie, Illinois 60077, USA Facsimile: [***] Email: [***] Attention: [***]
with a copy to:	Covington & Burling LLP 3000 El Camino Real, 5 Palo Alto Square, 10th Floor, Palo Alto, CA 94306, USA Email: [***] Attention: [***]
If to Mitsui & Co., Ltd.:	2-1, Otemachi 1-chome, Chiyoda-ku, Tokyo 100-8631, Japan Facsimile: [***] Email: [***] Attention: [***]
If to Suncor Energy Inc.:	P.O. Box 2844, 150 6th Ave S.W., Calgary, Alberta, Canada T2P 3E3 Email: [***]

Attention: [***]
If to British Airways PLC: with a copy to:	Waterside, PO BOX 365, Harmondsworth, UB7 0GB, United Kingdom Email: [***] Attention: [***] IAG, Waterside, PO BOX 365, Harmondsworth, UB7 0GB, United Kingdom Email: [***] Attention: [***]
If to Shell: with a copy to:	150 North Dairy Ashford, Houston, Texas 77079, USA Email: [***] Attention: [***] 3333 Highway 6 South, P.O. Box 4685, Houston, Texas 77251-7171, USA Email: [***] Attention: [***]

11.09Interpretation.

(a)Whenever a provision of this Agreement requires an approval or consent and the approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

(b)Unless otherwise specified, all references to money amounts are to the lawful currency of the United States.

(c)The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

(d)For purposes of this Agreement: (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Schedules, and Exhibits mean the Articles and Sections of, and Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, or modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

(e)Time is of the essence in the performance of the Parties’ respective obligations.

(f)Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done, shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

11.10Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

11.11Entire Agreement.

(a)This Agreement, the agreements contemplated hereby, the other Transaction Agreements and any Exhibits thereto constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter; provided that all existing confidentiality agreements or similar non-disclosure agreements or obligations between the Sponsor and an Investor shall continue in full force and effect.

(b)The Parties intend and agree that this Agreement and the Transaction Agreements constitute a single integrated agreement and cannot be severed or divided into component agreements. The Parties intend and agree that the aggregate consideration provided in this Agreement and the other Transaction Agreements represents the consideration for the single integrated agreement, and cannot be divided, severed or allocated among parts of this single integrated agreement. The Parties agree that they would not have entered into any part of this Agreement or the other Transaction Agreements in the absence of the rest of this Agreement or the other Transaction Agreements.

11.12Additional Parties.

(a)Issuance. Subject to Article 5 and after receipt of the required approvals as set forth in the Restated Certificate, in the event that after the date of this Agreement, the Company enters into an agreement with any person to issue shares of capital stock to such person or issues shares of capital stock to such person (other than options to purchase Class B Common Stock, which shall be subject to the terms and conditions, including restrictions on transfer, set forth in the Equity Incentive Plan), then, the Company shall cause such person, as a condition precedent to the issuance of such shares of capital stock of the Company, to become party to this Agreement by executing a Joinder Agreement, agreeing to be bound by and subject to the terms of this Agreement as a Stockholder and thereafter such person shall be deemed a Stockholder for all purposes under this Agreement. For the avoidance of doubt, the holders of any Class B Common Stock shall be required to execute a Joinder Agreement upon any conversion of the Class B Common Stock into shares of Common Stock.

(b)Transfer. Each transferee or assignee of any Stockholder Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the

Company’s recognition of such Transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering a Joinder Agreement. Upon the execution and delivery of a joinder agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee were the transferor and such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be Stockholder. The Company shall not permit the Transfer of the Stockholder Shares subject to this Agreement on its books or issue a new certificate representing any such Stockholder Shares unless and until such transferee shall have complied with the terms of this Section 11.12(b).

11.13Successors and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement and the rights and obligations hereunder may not be assigned by a Party without the written consent of the other Parties; other than to a Permitted Transferee or as otherwise provided in accordance with Section 3.  The Company shall not assign this Agreement or any of its rights, benefits or obligations or any portion thereof arising hereunder or relating hereto without the prior written consent of the other Parties. Any such purported assignment without the prior written consent of the Parties shall be null and void. No assignment of any rights or obligations hereunder shall relieve the assigning Party of any such obligations. Upon any assignment permitted under this Agreement, the references in this Agreement to such assigning Party shall also apply to any such assignee unless the context otherwise requires.

11.14No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express, or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit, or remedy of any nature whatsoever.

11.15Amendment or Waiver. This Agreement may be amended, modified or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; and (b) each of the Stockholders.

11.16Relationship of Parties. The relationship of the Parties established by this Agreement is that of independent contractors, and nothing herein shall be construed to constitute the Parties as partners, joint venturers, co-owners, or otherwise as participants in a joint or common undertaking, except as specifically set forth in this Agreement. No Party has any authority to either obligate any other or any of its Affiliates in any respect or hold itself out as having any such authority unless specifically agreed upon by the Parties in advance and in writing.

11.17Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

11.18Additional Stock.  In the event that subsequent to the date of this Agreement any stock or other securities are issued on, or in exchange for, any of the Stockholder Shares by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Stockholder Shares for purposes of this Agreement.  All references to a number of shares of a series or class of capital stock shall be automatically adjusted to reflect any stock splits, stock combinations, stock dividends, recapitalizations, reorganizations or the like occurring after the date hereof with respect to such series or class, as applicable.

11.19Conflict.  In the event of any conflict between the terms of this Agreement and the Restated Certificate or the Company’s Bylaws, the Parties hereto shall, to the extent permitted by law, promptly approve an amendment to the Restated Certificate of the Company’s Bylaws to conform it to the terms of this Agreement.

11.20Aggregation of Stock.  All Stockholder Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement, and such affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders’ Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

LANZAJET, INC.

By:	/s/ Jimmy Samartzis
Name:	Jimmy Samartzis
Title:	Chief Executive Officer

SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders’ Agreement as of the date set forth in the first paragraph hereof.

INVESTOR:

MITSUI & CO., LTD.

By:	/s/ Yasuhiro Uchida
Name:	Yasuhiro Uchida
Title:	General Manager, NexGen Energy Div.,
Energy Solutions Business Unit

SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders’ Agreement as of the date set forth in the first paragraph hereof.

INVESTOR:

SUNCOR ENERGY INC.

By:	/s/ Kris Smith
Name:	Kris Smith
Title:	Executive Vice President Downstream

SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders’ Agreement as of the date set forth in the first paragraph hereof.

INVESTOR:

BRITISH AIRWAYS PLC

By:	/s/ Rebecca Napier
Name:	Rebecca Napier
Title:	Chief Financial Officer

SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders’ Agreement as of the date set forth in the first paragraph hereof.

INVESTOR:

SHELL VENTURES LLC

By:	/s/ Kirk Colburn
Name:	Kirk Colburn
Title:	President

SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Stockholders’ Agreement as of the date set forth in the first paragraph hereof.

SPONSOR:

LANZATECH, INC.

By:	/s/ Jennifer Holmgren
Name:	Jennifer Holmgren
Title:	Chief Executive Officer

SIGNATURE PAGE TO AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (“Joinder Agreement”) is executed on [Date], by the undersigned (the “Holder”) pursuant to the terms of that certain Amended and Restated Stockholders’ Agreement dated as of [____], 2020 (the “Agreement”), by and among LanzaJet, Inc. (the “Company”) and certain of its stockholders, as such Agreement may be amended or amended and restated hereafter. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Joinder Agreement, the Holder agrees as follows:

1.1Acknowledgement. Holder acknowledges that Holder is acquiring certain shares of the capital stock of the Company (the “Shares”).

1.2Agreement. Holder hereby (a) agrees that the Shares and any other shares of capital stock or securities required by the Agreement to be bound thereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if Holder were originally a party thereto.

1.3Notice. Any notice required or permitted by the Agreement shall be given to Holder at the address or facsimile number listed below Holder’s signature hereto.

HOLDER: __________________

By: __________________

Name and Title of Signatory

Address: __________________

__________________

ACCEPTED AND AGREED

LANZAJET, INC.

By: __________________

Title: ________________